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                                                                   EXHIBIT 10.27

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                                 LEASE AGREEMENT

                                     BETWEEN

                     CROSSROADS BUSINESS PARK ASSOCIATES LLP

                                   As Landlord

                                       and

                            TRADESTATION GROUP, INC.

                                    As Tenant

                                FOR THE PREMISES

           Second Floor, Third Floor and Portion of the Fourth Floor,
                     Crossroads Business Park Building Four

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



                                      LEASE

         THIS LEASE AGREEMENT is made and is entered into by and between CROSSROADS BUSINESS PARK ASSOCIATES LLP, a Florida limited liability partnership (the "Landlord") and TRADESTATION GROUP, INC., a Florida corporation (the "Tenant" or "You").

                                      TERMS

         For and in consideration of the rentals hereinafter reserved and the covenants and agreements herein contained, Landlord does hereby lease to Tenant, and Tenant does take and lease from Landlord, the Premises hereinbelow described for the term indicated at the rentals and upon and subject to the terms and conditions stated herein.

                                    ARTICLE I
                                   DEFINITIONS

         The terms defined in this Article shall, for all purposes of this Lease and all future agreements which may become supplemental thereto, have the meanings herein specified.

         "Adjustment Date" means the first day of the Lease Year.

         "Affiliate" means an affiliate of yours as defined in Rule 405 promulgated under the Securities Act of 1933, as amended. The term "Affiliate" shall also include any entity which succeeds to your business by reason of merger, consolidation or purchase of all or substantially all of your assets provided that such entity has a net worth (determined in accordance with GAAP) equal to or exceeding your net worth.

         "Architect" means Tewes Design Group whom you have engaged pursuant to a written contract, or another licensed architect reasonably acceptable to Landlord, to prepare all space planning, architectural and engineering plans and the Construction Drawings or other documents with respect to the Interior Modifications and including the hiring of an engineer who will work under the direction of and supervision of the Architect.

         "Base Building" means the Building in at least Base Building Condition.

         "Base Building Condition" means a shell building and site improvements being constructed in accordance (within reasonable construction tolerances) with those certain construction documents itemized on SCHEDULE 1.01 annexed hereto.

         "Base Building Required Completion Date" means, with respect to the construction of the Building in Base Building Condition, January 15, 2002 as extended by each day of delay attributable to (i) rain delays claimed by the general contractor of the Building; and (ii) war or to other force majeure events beyond the control of Landlord. The Base Building Required Completion Date will be deemed to have occurred on the date the City of Plantation issues a certificate of completion or its equivalent required as a condition of the


Landlord:        Tenant:
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issuance by the City of Plantation of a building permit for the construction of the Interior Modifications. Notwithstanding anything herein to the contrary, if the City of Plantation does not impose a requirement of the issuance of a certificate of completion or its equivalent as a condition of the issuance of the building permit for the Interior Modifications, then nonetheless, the Base Building Required Completion Date shall occur no later than the Required Completion Date.

         "Building" means the four story office building located at 8050 S.W. 10 Street, Plantation, Florida 33324, which Building is referred to by the Landlord and which is officially named and designated as Crossroads Business Park Building Four and which Building may hereafter be referred to by you and publicly named (provided, however, that Landlord shall not be required to incur any cost or expense associated with any such public naming) as "TradeStation". Parking spaces situated or to be situated on the Land are 529 parking spaces of which 483 parking spaces are available on a non- exclusive basis to all of the tenants of the Building, 11 are handicapped spaces available on a non-exclusive basis to all of the tenants of the Building and 30 are assigned covered parking spaces. At such time as planned Crossroads Business Park Building Five is constructed and occupied by one or more tenants, the Building, together with Building Five, will have 642 parking spaces of which 594 parking spaces will be available on a non-exclusive basis to all of the tenants of the Building and to all of the tenants of Building Five, 18 will be handicapped spaces that will be available on a non- exclusive basis to all of the tenants of the Building and to all of the tenants of Building Five, and 30 will be assigned covered parking spaces that Landlord, subject to your rights hereunder, shall have the right to assign among the tenants of the Building and Building Five. The foregoing parking counts may be reduced, to the extent necessary, in order to accommodate the installation of your generator (See Section 25.08).

          "Commencement Date" means the latest of (i) August 17, 2002 or (ii) the date that the Interior Modifications have been Substantially Completed, provided, however, that if a Tenant Delay occurs, then in that event the Commencement Date shall be accelerated by the lesser of (i) the number of days of such Tenant Delay or (ii) the number of days beginning from August 17, 2002 and ending on the date after August 17, 2002 that the Interior Modifications have been Substantially Completed. (See Section 3.05 for additional provisions regarding a Tenant Delay).

         "Common Areas" means the Exterior Common Areas and the Interior Common Areas.

         "Construction Drawings" means, with respect to the Interior Modifications, mutually agreed upon plans and specifications.

         "Construction Management Fee" means the management fee paid by Landlord to Premier Commercial Realty, Inc., which Construction Management Fee may not exceed the lesser of (i) 3% of the Interior Buildout Cost (excluding the Construction Management Fee); or (ii) 3% multiplied by Z where Z is the product of $30.00 multiplied by the rentable square footage of the Premises.


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         "Continuous Basis" means twenty four hours a day, seven days a week fifty two weeks a year.

         "Controllable Operating Costs" means all Operating Costs other than Taxes, insurance premiums, association assessments, security, if any, contracted for by Landlord, utilities and trash removal. Notwithstanding, security, if contracted for by Landlord, will be a Controllable Operating Cost if the contract for the provision of security services was not competitively bid to at least two bidders.

         "Crossroads Business Park" means all of the land within Jacaranda Parcel 817 owned by Landlord.

         "Development" means the Building together with all other land and improvements within Crossroads Business Park.

         "Early Return of Escrow Account Conditions" means (i) no uncured Event of Default then exists; (ii) no monetary Event of Default occurred (irrespective of whether such monetary Event of Default was then subsequently cured) during the immediately preceding twelve month period; (iii) you agree in writing to pay all costs of review or investigation of your financial condition charged Landlord by a Superior Mortgagee and all reasonable costs of investigation of your financial condition incurred by Landlord; (iv) you then have in effect a senior unsecured debt Standard & Poors rating of BBB minus or better or if you do not have any rated senior unsecured debt, if you would have such a rating if you had issued and outstanding senior unsecured debt in an amount equal to your monetary obligations under this Lease for the remainder of the term; and (v) if the mortgage held by the then Superior Mortgagee is part of a securitized loan portfolio, if the return of the Escrow Account would not cause the rating of the securitized loan portfolio to be reduced.

         "Effective Date" means the date of this Lease which date shall be deemed to refer to the last date in point of time on which all parties hereto have executed this Lease.

         "Environmental Law" means any federal, state or local law, ordinance, regulation, regulatory guidance or pronouncement relating to pollution or protection of the environment including the use, analysis, generation, manufacture, handling, storage, presence, disposal or transportation of any Hazardous Substance. The term "Environmental Law" includes any applicable best management practices for products being sold or used by you at the Premises.

         "Escrow Account" means the sum of $2,389,282 which sum shall be held pursuant to the terms and conditions of the Escrow Instructions annexed hereto as SCHEDULE 6.01, as security for the full, timely and faithful performance of your covenants and obligations under this Lease, it being expressly agreed that the Escrow Account is not an advance rental deposit or a measure of Landlord's damages. References to the initial Escrow Account amount means the sum of $2,389,282.


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         "Events of Default" means those events of default specifically identified in this Lease.

         "Expiration Date" means the last day of the tenth Lease Year.

         "Exterior Common Areas" means all access openings, roadways and sidewalks within the exterior boundary line of the Land, the parking areas serving the Building, shipping and receiving areas for the Building and landscaped areas within the Land . The Exterior Common Areas shall include any land not owned by Landlord but which Landlord has a non exclusive right to ingress, egress and parking (including any non exclusive rights to parking reserved by Landlord pursuant to the vesting deed whereby Landlord conveyed land to La Quinta Inns, Inc., provided, however, that Landlord shall not have any maintenance or repair obligations as to such easement areas).

         "GAAP" means generally accepted accounting principles consistently applied.

         "Hazardous Substances" means pollutants, contaminants, toxic or hazardous wastes, medical waste, radioactive waste or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any Environmental Law.

         "Holdover Rent" means the sum of (i) 200% of the monthly base rent amount in effect on the termination date of this Lease (provided, however, that it shall be 125%of the monthly base rent amount in effect on the termination date of this Lease for the first 180 days of holdover and 150% of the monthly base rent amount in effect on the termination date of this Lease for the next 90 days) plus (ii) your Proportionate share of Operating Costs plus (iii) all sales tax required to be collected thereon.

         "Interior Buildout Cost" means all hard and soft costs incurred by Landlord to space plan, design, permit, and construct the Interior Modifications including, without limitation, the Construction Management Fee and architect fees that Landlord or you are obligated to pay to the Architect pursuant to this Lease. The Interior Buildout Cost shall not include the cost of furnishing electric to the Premises during construction which cost shall be paid for by Landlord. The Interior Buildout Cost shall not include the cost of furniture and equipment purchased by you to furnish and equip the Premises, which cost will be paid for by you separately (See, however, Section 25.03 which provides for the possibility of a reimbursement to you of a portion of the cost of such furniture and other items). The Interior Buildout Cost shall not include any bonuses expressly set forth in the construction contract for delivery on time or for early delivery nor shall the Interior Buildout Cost include any increases to the construction contract sum by change order for overtime, extended shift and bonus incentives, which costs shall be paid for solely by Landlord. Notwithstanding, if a change order results from a change in the Construction Drawings requested by you, then overtime, extended shift or bonus charges expressly set forth in such change order and specifically identified as the result of such change order shall be part of the Interior Buildout Cost.

         "Interior Common Areas" means the lobbies, elevators, common restrooms and common hallways of the Building.


Landlord:        Tenant:
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                                       4
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         "Interior Modifications" means the construction work that Landlord has agreed to do as set forth in the Construction Drawings. All materials used by Landlord will be in Building standard in accordance with the Construction Work Letter attached to this Lease as EXHIBIT C or better, and installed in Building standard manner unless Landlord and you otherwise agree in writing.

         "Land" means the real property on which the Building is located as legally described in EXHIBIT A annexed hereto, which legal description is subject to non-material change based on the final as built survey to be prepared by Landlord's surveyor, which change shall not reduce the Building's parking spaces or alter access to the Building.

         "Landlord's Broker" means Premier Commercial Realty, Inc.

         "Lease" means this lease agreement including all exhibits attached hereto.

         "Lease Year" means, as to the first Lease Year, the 365 day period beginning on the Rent Commencement Date (366 day period if February 29 falls within such Lease Year), provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, then the first Lease Year shall instead be measured from the first day of the calendar month immediately following the calendar month within which the Rent Commencement Date falls. Thereafter, each succeeding Lease Year shall be the 365 day period (366 day period if February 29 falls within such period) immediately following the end of the prior Lease Year. By way of example, if the Rent Commencement Date is August 17, 2002, then each Lease Year would run from September 1 through August 31.

         "Market Rent" means base rent determined with reference to the average of normal values being achieved by landlords in lease renewals entered into with similarly sized tenants for comparable space (i.e., the Premises in its as-is condition and size at the time of renewal) in comparable buildings in the Plantation area assuming operating expense passthroughs and annual base rent increases corresponding to those contained in this Lease(1). Consideration should be given to the value of any concession as may then be customary in the market for lease renewals, including, without limitation, rental abatements, cash allowances and/or credits for renewal tenant improvements over the entire renewal term. The determination of Market Rent shall be made by Landlord. Notwithstanding, you shall have the right to disagree with Landlord's determination, and to submit your own determination of Market Rent. If Landlord does not agree with your determination, then you and Landlord shall mutually


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         (1) If the required base rent increases pursuant to this Lease are less than or greater than the then market rate standard for increases, then this will be factored in to the determination of Market Rent so as to achieve a market rental over the entire period of the extended term, e.g., if market rate increases are greater than the increases provided for in this Lease, then this would result in a Market Rent determination greater than what the Market Rent determination would be if the annual increases provided for in this Lease were equal to the then market rate increases and likewise, if the market rate increases are less than the increases provided for in this Lease, then this would result in a Market Rent determination which is less than what the Market Rent determination would be if the annual increases provided for in this Lease were equal to the then market rate increases in order to achieve a market rent over the entire period of the extended term.



Landlord:        Tenant:
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                                       5
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select an independent appraiser qualified to appraise commercial property and who shall have at least five years experience in the appraisal of similar properties within the referenced area. The sole function of the independent appraiser shall be to determine which among Landlord's and your determinations of Market Rent is most correct and the decision of the independent appraiser shall be final and binding upon the parties. The cost of the independent appraiser shall be paid for equally by the parties.

         "Operating Costs" means all costs and expenses paid or incurred by Landlord or on Landlord's behalf in connection with the ownership, management, repair, replacement, remodeling, maintenance and operation of the Building, including, without limitation, all Taxes, assessments (whether general or special) and governmental charges of any kind and nature whatsoever, including assessments due to deed restrictions and/or owner's associations which accrue against the Building, the costs of maintaining and repairing parking lots, parking structures, easements, landscaping, property management fees that do not exceed 4% of the sum of base rent plus all Operating Costs other than management fees, utility costs of the Common Areas and, subject to the definition of Proportionate Share, utility costs of tenant premises to the extent not separately metered, insurance premiums, depreciation of the costs of replacements or improvements to the Building but not including any Structural Repairs which are normally chargeable to capital accounts under GAAP. The term "Operating Costs" does not include: (i) costs of alterations of tenants' premises; (ii) costs of curing construction defects; (iii) interest and principal payments on mortgages, and other debt cost; (iv) real estate brokers' leasing commissions or compensation; (v) any cost or expenditure for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) cost of any service furnished to any other occupant of the Building which Landlord does not provide to you hereunder; and (vii) capital improvements determined in accordance with GAAP (see, however, the next sentence for the possibility of the depreciation of such cost to be included as part of Operating Costs). Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements over the estimated useful life of such capital improvements which are reasonably intended to reduce Operating Costs, or are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed, or are recommended by a change in the N.F.P.A. Life Safety Code occurring subsequent to the date the Building was constructed, shall be included in Operating Costs. Landlord shall use the accrual method of accounting rather than the cash accounting method for Operating Costs purposes and therefore, Operating Costs shall be deemed to have been paid when such expenses have accrued in accordance with GAAP. Certain of the costs of management, operation and maintenance of the Building may be common to all of the buildings within the Development owned by Landlord and you consent to Landlord's allocation of such common costs among the various buildings owned by Landlord within the Development and the amount of such common costs allocated by Landlord to the Building shall be deemed an Operating Cost, provided that the allocation method used by Landlord is reasonable. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Operating Cost.



Landlord:        Tenant:
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                                       6
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         "Parking Proportionate Share" means (i) until such time as the Building
Five parking spaces are constructed and Building Five is occupied by one or more tenants, a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building; and (ii) after the Building Five parking spaces are constructed and Building Five is occupied by one or more tenants, a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building plus the rentable area contained in Building Five.

         "Permitted Use" means the use of the Premises for general business office use including but not limited to financial products and services, software products and services, technology development and sales and support call centers.

         "Premises" means approximately 70,273 rentable square feet of space within the Building comprised of the entire second and third floors of the Building and a portion of the fourth floor of the Building. EXHIBIT B shows the location of the fourth floor portion of the Premises. Rentable square footage, in the case of a multi tenant floor, was derived by taking the usable square footage and multiplying it by 1.15, the difference being the agreed upon common area factor for multi tenant floors. Rentable square footage, in the case of a single tenant floor, was derived by taking the gross square footage less vertical penetrations (e.g., stairwells, air conditioning shafts and other shafts, elevator areas, plumbing, pipe and conduit area) and multiplying it by 1.0357, the difference being the agreed upon common area factor for single tenant floors.

         "Proportionate Share" means a fraction the numerator of which shall be the rentable area contained in the Premises and the denominator of which shall be the rentable area contained in the Building, as determined by Landlord. Notwithstanding the preceding and in recognition of the fact that electric for any single tenant floor is paid directly by the tenant, your Proportionate Share for purposes of calculating additional rent payable by you under Section 5.02A attributable to electric for tenant premises as opposed to electric for common areas, shall be (i) zero percent as to any portion of the Premises that is a single tenant floor; and (ii) as to any portion of the Premises situated on a multi tenant floor, a fraction the numerator of which is the rentable square footage of the portion of the Premises situated on such multi-tenant floor and the denominator of which is the rentable square footage of the Building reduced by the rentable square footage of all single tenant floors. In no event may the rentable square footage of the Building, for purposes of determining your Proportionate share, be less than 94,945 rentable square feet.

         "Public Accommodation Law" means any and all applicable laws, regulations and building codes governing non-discrimination and public accommodations and commercial facilities including, without limitation, the requirements of the Americans with Disabilities Act, 42 USC 12-101 and all regulations and promulgations thereunder.

         "Punch List Items" means, with respect to the Interior Modifications, details of construction and mechanical adjustment which, in the aggregate, are minor in character and do not materially interfere with your use of the Premises.


Landlord:        Tenant:
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                                       7

         "Renewal Notice" means written notice that you intend to exercise an option to extend granted to you under this Lease. A Renewal Notice, to be effective, must be received by Landlord no later than 365 days prior to the Expiration Date, time being of the essence.

         "Rent" means the sum of the monthly base rent plus the additional rent as provided in Section 5.02 of this Lease. Notwithstanding anything in the Lease to the contrary, all amounts payable by you to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute additional rent.

         "Rent Commencement Date" means the Commencement Date.

         "Required Completion Date" means the Target Completion Date as extended by (i) each day of delay attributable to a Tenant Delay occurring after the issuance of the building permit for the Interior Modifications; and (ii) each day of delay attributable to war or to other force majeure events beyond the control of Landlord.

         "Restoration Period " means a two hundred (200) day period beginning on the date Landlord is notified that the Building has been damaged or destroyed by a casualty occurrence.

         "Structural Repairs" means repairs and replacements to the Building's foundations, load-bearing walls, columns and joists and replacement of roofing and roof deck and mechanical systems including HVAC.

         "Substantial Completion" means the completion of the Interior Modifications, Punch List Items excepted. Substantial Completion shall be deemed to have occurred on the date that the City of Plantation issues a partial certificate of occupancy or its equivalent permitting you to occupy the entire Premises.

         "Superior Mortgagee" means a bank, insurance company or other institutional lender now or hereafter holding a mortgage encumbering the Building. The current Superior Mortgagee is Bank of America, N.A., a national banking association.

         "Target Completion Date" means the one hundred and twentieth (120th) day immediately following the date that the building permit is issued for the Interior Modifications.

         "Taxes" means all taxes, assessments, or governmental charges levied, assessed or imposed on the Land or Building. If at any time during the term of this Lease the present method of taxation shall be changed so that, in lieu of the whole or any part of any such Taxes, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Taxes" for the purposes hereof. If the Building is not separately assessed, real property taxes allocated to the



Landlord:        Tenant:
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                                       8
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Building shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed. Where discounts are available for prepayment, Taxes will be computed using the discount available for payment in December irrespective of whether the Taxes are paid earlier or later and irrespective of the actual amount of discount utilized, provided, however, if Taxes are not paid within the discount period in connection with the filing of a petition for a redetermination of the assessed amount or other petition contesting the amount of Taxes, then in such event the preceding provisions of this sentence shall not apply.

         "Tenant's Broker" means CRESA Partners, LLC.

         "Tenant Delay" means, with respect to the construction of the Interior Modifications, any one or more of (i) Your failure to deliver the Construction Drawings (in a form that a reasonable architect would deem to be complete) within the time specified in this Lease; (ii) your request for materials, finishes or installations other than in Building standard the use of which causes actual delays in construction; (iii) your changes in the Construction Drawings after the Construction Drawings have been approved by the parties if the change causes an actual delay in construction; (iv) your failure to timely pay the Tenant Share; or (v) any delays in the issuance of the certificate of occupancy caused by you or your contractors, agents or employees including those attributable to the Architect, provided, however, that no Tenant Delays attributable to this subparagraph with respect to any actions occurring during the period of time beginning on the date the Construction Drawings are received and ending on the date of the issuance of the building permit may be claimed if, nonetheless, the building permit is issued by the City of Plantation within thirty days of the filing of the application for the building permit with the City of Plantation. Subject to the foregoing proviso, Tenant Delays attributable to the Architect would include any delays in issuance of the building permit for the Interior Modifications resulting from the Construction Drawings missing a substantial amount of information required by the City of Plantation but shall not include the time necessary to make changes in the Construction Drawings required by the City of Plantation (other than required changes to which Landlord, in approving the Construction Drawings, advised you in writing that it is more than likely that the City of Plantation would require such specific change) provided that the Architect timely and promptly submits the required change. (See Section 3.07 for provision requiring Landlord to provide you with written notice of any claimed Tenant Delay days).

         "Tenant Share" means the portion of the Interior Buildout Cost, whether initially determined or subsequently increased by change order, in excess of $40.00 r.s.f. The initial Tenant Share, if any, shall be paid by you within fifteen days of Landlord notifying you of the determination of amount. Any increase in the Tenant Share shall be paid by you to Landlord within fifteen days of Landlord notifying you of the determination of the amount.

         "Term", "term" or "rental term" means the primary term of this Lease. If the term of this Lease has been extended pursuant to an option granted to you under this Lease to extend the term or pursuant to any amendment to this Lease extending the term, then such extended term shall be included as part of the term.



Landlord:        Tenant:
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                                       9

         "Transfer Premium" means all rent, additional rent or other consideration payable by an assignee or subtenant (other than an Affiliate) in excess of the Rent payable by you under this Lease (on a per rentable square foot basis in the case of a subletting where the subletting is for less than the entire Premises) after deducting the reasonable expenses incurred by you for (i) any changes, alterations and improvements to the Premises in connection with the assignment or subletting, including any reasonable fees or costs incurred with respect thereto; (ii) any brokerage commissions and reasonable attorney fees in connection with the assignment or subletting; (iii) any marketing or promotional fees; and (iv) the unamortized balance (straight line amortization without an interest factor) of the Tenant Share, if any.

                                   ARTICLE II
                            PREMISES AND COMMON AREAS

         2.01 PREMISES. In consideration of your obligation to pay Rent and of the other terms, provisions and covenants hereof, Landlord leases the Premises to you and you lease the Premises from Landlord. You shall also have the right to your Parking Proportionate Share of the covered parking spaces subject to your payment of a rental of $60.00 per space per month. Notwithstanding, as to the first ten covered parking spaces used by you, the rental shall be $30.00 per space per month.

         2.02 COMMON AREAS. During the term of this Lease, you and your employees, customers, licensees and invitees shall have the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or covenants, conditions and restrictions governing the use of the Development. Landlord reserves and may exercise the following rights without affecting your obligations hereunder: (i) to make changes to the Exterior Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, roadways, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways and to make changes to the Interior Common Areas provided that such changes do not materially adversely affect your ingress and egress to and from the Premises; (ii) to close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available; and/or (iii) to restrict your use of the parking spaces included as part of the Exterior Common Areas to the extent your use of such parking spaces exceeds the product of the number of the parking spaces serving the Building (and proposed Building Five after Building Five is constructed) multiplied by your Parking Proportionate Share rounded up to the nearest whole number.

          2.03 LANDLORD'S RESERVATION OF ACCESS, INGRESS AND EGRESS. During the term of this Lease, Landlord reserves the right, for its benefit and for the benefit of itself and Landlord's tenants and others, to use any access openings or roadways falling within the Land and to grant easements or modify easements falling wholly or partly within the Land for any purpose provided that the granting of any such easement does not interfere with your Permitted Use of the Premises or otherwise violate an express provision of this Lease.



Landlord:        Tenant:
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                                       10

         2.04 ACCESS TO PREMISES. During the term of this Lease and subject to any casualty event, threat of casualty event or other unforseen circumstances beyond Landlord's reasonable control, you shall have access to the Premises and to the Common Areas on a Continuous Basis. At your request, Landlord will not restrict your access to the Premises during a hurricane watch, hurricane warning or actual hurricane, post hurricane or other storm event or casualty unless required to do so pursuant to governmental requirement or unless Landlord's failure to restrict your access would result in a coverage defense under Landlord's insurance policies then in effect, provided, however, that any such access shall be at your own risk and shall be subject to the requirement that you and your employees and invitees must take reasonable precautions to prevent or minimize the possibility of damage to the Building or Common Areas in excess of damage that would have resulted from the storm itself irrespective of whether any of your employees or invitees were present at the Premises. Reasonable precautions include but are not limited to making sure that your employees or invitees reasonably secure doors, windows and personalty. In consideration thereof and in addition to any other indemnification obligation imposed on you under this Lease, you agree to indemnify Landlord and to hold Landlord harmless for any claim for injury to person or property resulting from the failure of your employees or invitees to take the foregoing reasonable precautions.

         2.05 CARD KEYS. Landlord, at no cost to you, will provide you with up to six card keys for each 1,000 r.s.f. of space that the Premises is comprised of. Any additional card keys requested by you shall be paid for by you at Landlord's then current rate. The existing current rate is $15.00 per card key. At your request, the Construction Drawings will provide for the restriction of elevator access to single tenant floors and the cost to provide for such restricted access will be included as part of the Interior Buildout Cost.

         2.06 RESTRICTIVE COVENANTS. Landlord covenants and agrees that during the term of this Lease and unless Landlord has received your written consent, which consent may be given or withheld in your sole and absolute discretion (i) Building Five, if constructed, will not exceed 25,000 r.s.f.; (ii) Landlord will not modify, amend or terminate the rights Landlord reserved in the paragraph F of the La Quinta deed to ingress, egress and parking; (iii) Landlord will not reduce the number of parking spaces serving the Building and Building Five, provided, however, that the foregoing will not apply to reductions resulting from a governmental taking or purchase in lieu of condemnation or actions resulting from a requirement of the City of Plantation or Broward County unrelated to a request made by Landlord, e.g., the foregoing limitation upon Landlord's right to reduce the parking spaces would apply if the City of Plantation imposed a reduction of parking space requirement in connection with Landlord's request for further improvement of the Development; and (iv) all leases for space at Buildings Four and Five must include language that gives Landlord the ability to restrict the tenant's use of non exclusive parking to the extent such use would exceed such tenant's Parking Proportionate Share, which Parking Proportionate share shall be defined in such leases in the manner defined in this Lease (the "Parking Restriction"). Landlord agrees, to the extent Landlord is reasonably able to do so, to enforce the provisions of the Parking Restriction contained in such tenant leases for Buildings Four and Five




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and to promptly investigate any complaint raised by you as to a violation of the
Parking Restrictions by any tenant of Building Four or Building Five. If there is a conflict between the provisions of this Section and Section 2.02 of this Lease, then the provisions of this Section shall control. Nothing contained in this Section or anywhere else in this Lease shall be construed to require Landlord to construct Building Five or the planned parking spaces to be situated within the Building Five land if Building Five is not constructed. Concurrently with the Effective Date, Landlord will execute and record in the Public Records of Broward County, Florida a memorandum of restrictive covenants in the form annexed hereto as SCHEDULE 2.06.

                                   ARTICLE III
          CONSTRUCTION OF THE BASE BUILDING AND INTERIOR MODIFICATIONS

         3.01 CONSTRUCTION OF BASE BUILDING/PENALTIES. Landlord will diligently pursue the completion of the construction of the Building in Base Building Condition and in compliance with all applicable building codes and ordinances and other applicable laws, rules and regulations, including, without limitation, Public Accommodation Laws. If Landlord fails to complete the Building in Base Building Condition on or before the Base Building Required Completion Date, then in such event Landlord grants to you a credit to be taken against base rent first due and owing under the Lease in an amount equal to $4,014.25 multiplied by the number of days from the Base Building Required Completion Date through the day immediately preceding the date the City of Plantation issues a certificate of completion or its equivalent required as a condition of the issuance by the City of Plantation of a building permit for the construction of the Interior Modifications (such number of days are hereinafter referred to as "Base Building Landlord Delay Days"), provided, however, the number of days of Base Building Landlord Delay Days will be reduced by each such day that did not result in an actual delay in the issuance of the building permit for the construction of the Interior Modifications. By way of example and assuming the Base Building Required Completion Date of January 15, 2002, if the certificate of completion date is January 25, 2002 but the permit application for the Interior Modifications is not ready for submission to the City of Plantation until January 20, 2002 through no fault of Landlord, then the number of Base Building Landlord Delay Days would be reduced to five days. By way of a second example and again assuming the Base Building Required Completion Date of January 15, 2002, if the certificate of completion date is January 25, 2002 but the City of Plantation changed its rules and permitted the application for the building permit for the construction of the Interior Modifications to be filed and reviewed prior to the issuance of the certificate of completion for the Base Building such that there was no delay in the review the application or issuance of the building permit for the construction of the Interior Modifications as a result of the delay in issuance of the certificate of completion for the Base Building, then the number of Base Building Landlord Delay Days would be reduced to none.

         3.02 CONSTRUCTION DRAWINGS. (a) The Construction Drawings will be finalized in accordance with the time line contained in this Section as follows:

                  (i) You must provide Landlord with three sets of the Construction Drawings (in a form that a reasonable architect would deem to be complete), in hard copy, and a set, if available, in electronic format, no later than December 1, 2001, provided, however, the mechanical, electrical and plumbing portions of the Construction Drawings do not have to be provided until December 10, 2001 at which time any revisions necessary to assure coordination of the mechanical, electrical and plumbing portions with previously delivered




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portions shall also be delivered. In addition, to the extent it is possible, you will instruct the Architect to provide Landlord with the portions of the Construction Drawings as they are completed by the Architect, e.g., at the 30%, 60% and 90% completion and/or as an identifiable segment is completed, e.g, space plan, mechanical drawings, electric drawings, etc.

                  (ii) As Landlord receives parts of the Construction Drawings (to the extent provided in parts rather than after fully completed), Landlord will promptly review and provide comments to the Architect. The parties will use reasonable efforts and will cause the Architect and Premier Commercial Realty, Inc. to use reasonable efforts to diligently attempt to review, revise, finalize and approve the Construction Drawings within ten days of Landlord's receipt of the completed Construction Drawings. Landlord's rejection of Construction Drawings must be specific as to the item(s) rejected and where applicable, must state an alternative that Landlord would accept. Revised Construction Drawings must contain an itemization of the revisions that were made. Your contract with your Architect must require the Architect to diligently and continuously pursue to completion the preparation of the Construction Drawings and to diligently and promptly make any changes or additions to the Construction Drawings required by the City of Plantation as a condition of the issuance of the building permit for the Interior Modifications.

         (b) Any approval by Landlord of or consent by Landlord to the Construction Drawings or to any part thereof or to any changes thereto and any inspection or approval of the Interior Modifications shall be deemed to be strictly limited to an acknowledgment of approval or consent and such approval or consent shall not constitute an assumption by Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications or other such items and shall not imply any representation, acknowledgment or warranty by Landlord that the design is safe, feasible or structurally sound or will comply with any legal or governmental requirements. Any deficiency in design, although same had the prior approval of Landlord, shall be solely your responsibility. It is your responsibility to ensure that the Construction Drawings as they pertain to the Interior Modifications comply with all applicable building codes and ordinances, with the N.F.P.A. Life Safety Code and with the Public Accommodation Laws. Your obligations under Article XXIII of this Lease shall apply to the Interior Modifications except to the extent the Interior Modifications were not actually constructed in accordance with the Construction Drawings.

         3.03 GENERAL CONTRACTOR. The general contractor employed by Landlord to construct the Interior Modifications will be Dewhurst Associates, Inc. or Falke Florida, Inc., at your election, which election must be made by you by written notice to Landlord received by Landlord no later than December 3, 2001, provided, however, if you request a different general contractor, then Landlord, subject to its right to reasonably approve such different general contractor, will employ the different general contractor provided that such selection does not unreasonably delay the submission of the application for the permit for the Interior Modifications. Landlord will not enter into the construction contract for the construction of the Interior Modifications until you approve same, which approval will not be unreasonably withheld, delayed or conditioned by you. After the construction contract for the construction of the Interior Modifications is entered into with the general contractor, Landlord will then cause the general contractor to apply for the building permit at the earliest possible time and to diligently pursue same from the City of Plantation. You and/or your designated




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representative(s), shall be entitled, but not obligated, to participate in obtaining the building permit. Landlord agrees to promptly advise you and the Architect of any changes to the Construction Drawings required by the City of Plantation as a condition of issuance of the building permit.

         3.04 COMMENCEMENT OF CONSTRUCTION. Upon receipt of the building permit, or, if later, upon receipt of payment of the Tenant Share, if any is required, Landlord will then diligently and continuously pursue to completion the construction of the Interior Modifications, provided, however, nothing contained herein shall be construed to prohibit Landlord from commencing construction prior to receipt of the building permit if Landlord is lawfully able to do so or to commence construction prior to receipt of the Tenant Share, if a Tenant Share payment is required. Landlord will provide you with a copy of the building permit as soon as is reasonably practical after its issuance and notice of when Landlord commenced construction. Landlord will provide you with copies of construction time lines, from time to time promulgated. Landlord will construct the Interior Modifications (at its cost and expense up to an amount equal to $40.00 r.s.f.) in a good and workmanlike manner in accordance with the Construction Drawings, subject, however, to the right of Landlord to make non-material changes in design or construction which are necessary, in Landlord's reasonable judgement, provided that such changes do not materially increase the Interior Buildout Cost or time of construction. You shall also be permitted to make changes to the Construction Drawings, provided, however, that Landlord shall not be required to accept any change which (i) increases the Interior Buildout Cost above $40.00 r.s.f. (unless paid for by you as part of the Tenant Share); (ii) increases the construction time unless you agree that each extra day of construction with respect to such change shall be a Tenant Delay day; or (iii) would not conform to all applicable codes, ordinances and regulations.

         3.05 NOTIFICATION OF SUBSTANTIAL COMPLETION. Landlord will notify you in writing as soon as Landlord has Substantially Completed the Interior Modifications. If you believe that the Interior Modifications have not been Substantially Completed, you must notify Landlord in writing of your objections. Landlord shall have a reasonable time after delivery of such notice in which to take such corrective action as may be necessary, and shall notify you in writing as soon as Landlord deems such corrective action has been completed so that the Interior Modifications are Substantially Completed. The taking of possession of the Premises by you for conduct of your business shall be deemed conclusively to establish that the Landlord has completed all work required to be performed by Landlord to get the Premises ready for your occupancy and that the Premises are in good and satisfactory condition, as of when possession was so taken, Punch List Items and latent defects excepted (other than latent defects resulting from design deficiencies attributable to you or to the Architect) . Punch List Items must be compiled by you and submitted to Landlord within ten (10) business days of the date of Substantial Completion. Except as otherwise expressly set forth in this Lease, you acknowledge that no representations as to the repair or improvement of the Premises or the Development have been made by Landlord. If there is a dispute as to Substantial Completion or work performed or required to be performed by Landlord, the certificate of the Architect shall be conclusive, provided, however, if the dispute is of such a nature that it involves ambiguities in the Construction Drawings or other matters where a conflict of




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interest would exist by having the Architect make the determination, then in such event the parties shall mutually select an independent architect to make the determination and the cost of the independent architect shall be part of the Interior Buildout Cost .

         3.06 TENANT SET UP WORK. Exercise of your rights under this Section shall not be deemed to be a taking of possession of the Premises for purposes of
Section 3.05. At any time prior to the Commencement Date and provided that you do not unreasonably interfere with Landlord's construction of the Interior Modifications and provided that it does not delay the Substantial Completion of the Interior Modifications or the issuance of a certificate of occupancy, you shall have the right to set up furniture, fixtures and equipment, provided, however, that Landlord shall not be required to cause the carpeting of the Premises to be completed until the third day immediately preceding the date of Substantial Completion. All work not within the scope of Landlord's construction of the Interior Modifications, such as installation of furniture, telephone equipment, and office equipment, shall be furnished and installed by you at your expense, subject, however, to the Allowance and Building Reimbursement. You shall conduct your work in such a manner so as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the work of Landlord's contractors or the contractors of other tenants. Your contractors, subcontractors and labor shall be reasonably approved by Landlord and shall be subject to the administrative supervision of Landlord's construction manager, provided, however, that you shall not be required to pay a separate construction management fee with respect to any such administrative supervision. All work performed by you or at your direction shall conform to and comply with any and all local and state building codes, ordinances and the N.F.P.A. Life Safety Code. You shall not be charged by Landlord for access and use of loading docks, if any, elevators, electrical systems, parking or related facilities in connection with set up work performed by you pursuant to this Section.

         3.07 LANDLORD'S INABILITY TO COMPLETE INTERIOR MODIFICATIONS DUE TO TENANT DELAY. If Landlord cannot Substantially Complete the Interior Modifications as a result of a Tenant Delay, Landlord may, at its sole and absolute discretion, complete so much of the Interior Modifications as may be practical under the circumstances and, by written notice to you, establish the Commencement Date as the date of such partial completion, subject to any accelerations due to any Tenant Delay, provided, however, that any such accelerated Commencement Date shall be no earlier than August 17, 2002. If you have not cured such Tenant Delay within sixty (60) days of Landlord's written notice to you advising of the Tenant Delay and specifying that Landlord has available the remedy of the right to terminate, or if the nature of such Tenant Delay is such that it cannot be reasonably cured within such sixty (60) day period, if you did not promptly commence such cure and proceed diligently and continuously thereafter to effect such cure, then in such event, then Landlord, in Landlord's sole and absolute discretion, may elect to terminate the Lease in which case you shall be liable for, as liquidated damages, (i) all Interior Buildout Costs expended by Landlord through the date of termination; plus (ii) Rent that would have been paid for the first Lease Year, provided, however, that items (i) and (ii) may not exceed, in the aggregate, the amount of the initial Escrow Account amount. In order to claim accelerations due to a Tenant Delay, Landlord must provide you with written notice as soon as is reasonably practical but in no event no later than five (5) business days following the event giving rise to the claimed Tenant Delay including specifying the number of days of acceleration caused by the Tenant Delay.



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         3.08 MEASUREMENT OF THE PREMISES. The rentable square footage of single tenant floors is agreed to and you shall have no right to claim that the rentable square footage of such single tenant floor is different than the rentable square footage amounts specified in this Lease as follows:

                  Second Floor       24,072 r.s.f.
                  Third Floor        25,033 r.s.f.

The rentable square footage of the fourth floor portion of the Premises is agreed to as 21,168 r.s.f. and you shall have no right to claim that the rentable square footage of such fourth floor portion of the Premises is different than 21,168 r.s.f. provided that the fourth floor portion of the Premises is constructed in accordance with the Construction Drawings.

         3.09 ARCHITECT PAYMENTS. Landlord will make progress payments to your Architect (or to you if the Architect certifies to Landlord that you paid such payment directly to the Architect) in accordance with this Section, which payments will be included as part of the Interior Buildout Cost, provided, however, that progress payments and any final payment to your Architect required to be paid by Landlord shall not exceed $2.15 per usable square foot plus any hourly payments and other costs or charges required to be paid to the Architect pursuant to such contract. In order to obtain a progress payment, your Architect must submit a draw request to Landlord. Landlord agrees to promptly process the draw request and make payment to your Architect within twenty five days of Landlord's receipt of the draw request, provided, however, that your Architect may not submit more than one draw request in any calendar month and provided that the draw request for such month must be submitted on or before the second business day of such calendar month . As a condition precedent to Landlord's payment of the initial draw request, the initial Escrow Account amount must have been deposited with the escrow agent. Landlord shall not be required to make payment to your Architect of the final five percent (5%) of the contract sum until (i) the certificate of occupancy for the Premises is issued; (ii) Landlord has received from the Architect two sets of detailed as built final plans and specifications and a computer diskette, if available, containing the final as built plans and specifications; (iii) a certificate from your Architect in the form annexed hereto as SCHEDULE 3.07; and (iv) a final waiver and release of lien. Nothing contained in this Lease shall give your Architect any enforceable rights against Landlord and nothing contained in this Lease shall be construed to be an assumption by Landlord of your obligations under your contract with the Architect.

         3.10 FAILURE OF LANDLORD TO SUBSTANTIALLY COMPLETE BY REQUIRED COMPLETION DATE. From time to time after determination, Landlord shall notify you in writing if it reasonably appears that Landlord will not be able to Substantially Complete the Interior Modifications on or before the Required Completion Date. If the Interior Modifications are not Substantially Completed by the Required Completion Date, then Landlord grants to you a credit to be taken against base rent first due and owing under the Lease in an amount equal to the following:

                  (a) the product of $4,014.25 multiplied by the number of days from the Required Completion Date through the day immediately preceding the date of Substantial Completion of the Interior Modifications (such number of days are hereinafter referred to as "Landlord Delay Days"); plus



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

                  (b) as to any period on or after August 17, 2002, the amount of holdover penalties (difference between the normal rental amount versus the holdover amount) that you paid under your lease for your existing premises attributable to the Landlord Delay Days, provided, however, the per diem amount pursuant to this subparagraph (b) shall not exceed $1,467.00 a day. There is hereby imposed upon you a covenant of good faith to use reasonable efforts to attempt to persuade your existing landlord to not charge you holdover penalties and to keep Landlord advised as to the results of your efforts including the projected amount of the holdover penalties as well as to provide documentary evidence to Landlord that would show the amount of holdover penalties actually paid.

Subject to extension pursuant to Section 22.08 of this Lease (but not past June 30, 2003), if the Premises have not been Substantially Completed by December 31, 2002, then after such date and until such time as the Premises have been substantially completed, you shall have the right to terminate this Lease by providing Landlord with written notice of termination received by Landlord prior to the date the Premises have been Substantially Completed. If termination occurs pursuant to this paragraph, Landlord shall authorize the immediate return of the Escrow Account to you, whereupon the rights and obligations of the parties under this Lease shall end and neither party shall have any obligation to the other.

         3.11 BUILDING STANDARD BLINDS. Building standard blinds are part of the Interior Modifications and not part of the Base Building Condition. Notwithstanding, if the cost of the Building standard blinds for the Premises exceeds $20,000, then any such excess above $20,000 shall not be part of the Interior Buildout Cost and shall instead be paid for separately by Landlord.

                                   ARTICLE IV
                                      TERM

         4.01 PRIMARY TERM. The primary term of this Lease shall begin on the Commencement Date and the primary term of this Lease shall end on the Expiration Date. After the Commencement Date, you shall, upon demand, execute and deliver to Landlord a tenant acceptance letter in the form annexed hereto as SCHEDULE
4.01. After the Commencement Date and at the request of either party, the parties will enter in to a Clarification of Lease Terms which will set forth the Commencement Date, Rent Commencement Date, Expiration Date and scheduled reductions in the Escrow Account amount. Within a commercially reasonable time after the Commencement Date, you agree to occupy the Premises for your Permitted Use.

         4.02 HOLDING OVER. If Landlord agrees in writing that you may hold over after the expiration or termination of this Lease, unless the parties hereto otherwise agree in writing on the terms of such holding over, the hold over tenancy shall be subject to termination by Landlord at any time upon not less than thirty (30) days advance written notice, or by you at any time upon not less than thirty (30) days advance written notice, and all of the other terms and provisions of this Lease shall be applicable during that period, except that you shall pay Landlord from time to time upon demand, as rental for the period of any hold over, an amount equal to the Holdover Rent, computed on a daily basis for each day of the hold over period. If Landlord does not consent to your holdover, then you shall also pay to Landlord all actual damages sustained by



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


Landlord resulting from retention of possession by you, including the loss of any proposed subsequent tenant for any portion of the Premises provided that Landlord has provided you with advance written notice of the existence of such subsequent tenant. No holding over by you, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided. The preceding provisions of this paragraph shall not be construed as consent for you to hold over.

Notwithstanding the preceding, if you fail to exercise an option to extend granted under Section 4.03, then in such event Landlord grants to you the right to holdover and Landlord consents to such holdover for up to nine months, such right to be exercised by providing Landlord with written notification of your intention to holdover pursuant to this Section, which notification must specify the holdover period (up to nine months) and which notification must be received by Landlord no later than the three hundred and sixty fourth day immediately preceding the last day of the expiring term, time being of the essence. Failure to provide the required notification within the time specified will result in a lapse of such right.

         4.03 OPTION TO EXTEND. Landlord reserves the right to refuse to allow you the option of extending the term of this Lease if you or a permitted assignee or sublessee are not occupying and doing business from the Premises (other than as a result of casualty) at the time an option to extend is exercised or at the time an extended term commences or if you, after written notice received from Landlord advising you that an Event of Default exists, are nonetheless in default under the Lease beyond the expiration of the applicable grace period, if any, either at the time the option to extend is exercised or at the time the extended term commences or if you fail to timely provide Landlord with the Renewal Notice . Subject to the foregoing, Landlord grants to you the option to extend the term of this Lease for a five year extended term (the "First Extended Term"), the First Extended Term to begin on the day after the end of the primary term of this Lease. To effectively exercise your First Extended Term option, you must timely provide the Landlord with the Renewal Notice. If Landlord does not timely receive the Renewal Notice, time being of the essence, you shall not be entitled to exercise your First Extended Term option. If you exercised your First Extended Term option, and subject to the first sentence of this Section, Landlord grants to you the option to extend the term of this Lease for a second five year extended term (the "Second Extended Term"), the Second Extended Term to begin on the day after the end of the First Extended Term. To effectively exercise your Second Extended Term option, you must timely provide the Landlord with the Renewal Notice. If Landlord does not timely receive the Renewal Notice, time being of the essence, you shall not be entitled to exercise your Second Extended Term option.

No earlier than the four hundred and twenty fifth (425th) day immediately preceding the last day of an expiring term, you may provide Landlord with a written request for an estoppel letter advising what Landlord's determination of Market Rent would be if you were to exercise an option to extend granted under this Lease in which case Landlord must provide you, within ten business days of Landlord's receipt of the request, with such estoppel letter and in which event and if you do then subsequently exercise the option to extend, Landlord's determination of Market Rent may not exceed the amount stated in the estoppel letter. No such request by you shall be deemed to be an exercise of your option




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

to extend and instead, your option to extend may only be exercised pursuant to the Renewal Notice timely received by Landlord.

         4.04 OCCUPANCY PRIOR TO COMMENCEMENT DATE. If the Premises have been Substantially Completed before August 17, 2002, then upon advance written notice to Landlord, you shall have the right to early occupancy of the Premises during the period of time beginning on the date of Substantial Completion and ending on August 16, 2002 in which case all of the terms and conditions of this Lease shall apply except that you shall not be required to pay Rent during such period of early occupancy. During such early occupancy period, any costs of electric for a single tenant floor paid for by you up to the first $1.50 r.s.f. on an annualized basis shall be reimbursed by Landlord to you within thirty days of demand. During such early occupancy period, any costs of electric for a multi-tenant floor occupied by you shall be reimbursed by you to Landlord to the extent in excess of $1.50 r.s.f. of such electric cost on an annualized basis. In no event shall you be entitled to possession or occupancy of the Premises until such time as you have delivered to Landlord proof that you have in force and effect all insurance required to be maintained by you under this Lease including, where required under this Lease, naming Landlord as an additional insured.

                                    ARTICLE V
                                      RENT

         5.01 BASE RENT. Base Rent shall be payable during the primary or during any extended term (if an option to extend has been granted under this Lease), in accordance with this Section 5.01.

                  5.01(a) BASE RENT DURING PRIMARY TERM. You agree to pay to Landlord base rent for the Premises for the entire primary term hereof on a monthly basis beginning on the Rent Commencement Date (subject to any credits available to you under this Lease), at the initial rate of $86,377.23 a month, provided, however, that if the Rent Commencement Date is a day other than the first day of a calendar month, then for the initial partial month, you agree to pay a per diem base rental of $2,879.24 a day for each day of the partial month beginning on the Rent Commencement Date and ending on the last day of the partial month in which the Rent Commencement Date falls. On each Adjustment Date falling within the primary term of this Lease beginning with the Adjustment Date corresponding with the first day of the second Lease Year, the monthly base rent amount shall increase to an amount equal to 103% of the monthly base rent amount then in effect immediately prior to such Adjustment Date.

                  5.01(b) BASE RENT DURING EXTENDED TERM. If you exercised an Extended Term option, then you agree to pay to Landlord monthly base rent for the Premises, in advance, without demand, deduction or set off, for the entire Extended Term hereof at an initial rate equal to 95% of Market Rent. On each Adjustment Date falling within the Extended Term beginning with the Adjustment Date corresponding to the first day of the second Lease Year of the Extended Term, the monthly base rent amount shall increase to an amount equal to 103% of the monthly base rent amount then in effect immediately prior to such Adjustment Date.

                  5.01(c) BASE RENT ABATEMENT. If the sum of the Interior Buildout Cost, Allowance (as defined in Section 25.03) actually paid by Landlord, and the Building Reimbursements (as defined in Section 25.03) actually





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

paid by Landlord is less than the product of $40.00 multiplied by the rentable square footage of the Premises, then such difference shall be credited to you in the form of an abatement of base rent first due and owing until such time as the entire credit is exhausted, provided, however, that the aggregate credit granted to you under this paragraph shall not exceed $12.00 r.s.f.

         5.02A ADDITIONAL RENT FOR TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS. Beginning on the Rent Commencement Date and continuing during the primary and any extended term of this Lease, you agree to pay to Landlord, as additional rent, your Proportionate Share of Operating Costs. Any payments with respect to any partial calendar year in which the term commences or ends shall be prorated. You agree to pay $38,064.54 per month (subject to adjustment with respect to a change in the rentable square footage of the Premises) as an estimated amount for Operating Costs. Landlord may, at any time, deliver to you its good faith estimate (or revised estimate) of such additional amounts payable under this Section for each calendar year. On or before the first day of the next month and on or before the first day of each month thereafter, you shall pay to Landlord as additional rent such amount as Landlord reasonably determines to be necessary to bring and keep you current. As soon as practicable after the close of each calendar year, Landlord shall deliver to you a statement showing the total amount payable by you under this Article. If such statement shows an amount due from you that is less than the estimated payments previously paid by you, it shall be accompanied by a refund of the excess to you or at Landlord's option the excess shall be credited against the next monthly installment of Rent unless such statement pertains to the last year of the term in which case the refund reflected in such statement will be paid to you within twenty days of the statement date. If such statement shows an amount due from you that is more than the estimated payments paid by you, you shall pay the deficiency to Landlord, as additional rent. If an amount is due and is not paid within thirty (30) days after the date of Landlord's statement to you, you agree to pay a late fee of 10% of the unpaid balance. You or your representatives shall have the right after seven (7) days prior written notice to Landlord to examine Landlord's books and records of Operating Costs during normal business hours within one hundred and twenty (120) days following the furnishing of the statement to you. Unless you take written exception to any item within one hundred and twenty
(120) days following the furnishing of the statement to you (which item shall be paid in any event), such statement shall be considered as final and accepted by you. The taking of exception to any item shall not excuse you from the obligation to make timely payment based upon the statement as delivered by Landlord. If you timely take written exception to any item, any dispute with respect to the written exception not resolved to the mutual satisfaction of both Landlord and you within thirty (30) days following Landlord's receipt of your written exception shall be resolved in accordance with the following procedures. First, Landlord shall have seven days immediately following the thirty day period to provide you with a list of three independent certified public accountants. You shall then have seven days following you receipt of the list of independent certified public accountants to designate one of the three independent certified public accountants (hereinafter the "CPA") and to provide Landlord with written notice of your designation. If Landlord fails to timely provide you with the list of three independent certified public accountants, then you may select any independent certified public accountant you wish to serve as the CPA. If you fail to timely designate one of the three independent certified public accountants as the CPA, then Landlord may select any independent certified public accountant it wishes to serve as the CPA. The decision of the CPA shall be final and binding as to any dispute with respect to your written exception and the cost of the CPA shall be paid for by the party




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who does not prevail. For purposes of the preceding, (i) the term "independent certified public accountant" means a certified public accountant who has not previously rendered accounting services of any kind for either you or Landlord; and (ii) Landlord will be deemed to have prevailed if the determination of the CPA results in a reduction in your Proportionate share of Operating Costs which is five percent or less of the Landlord's determination of your Proportionate share of Operating Costs and you will be deemed to have prevailed if the determination of the CPA results in a reduction in your Proportionate share of Operating Costs which is more than five percent of the Landlord's determination of your Proportionate share of Operating Costs. Notwithstanding anything in this Lease to the contrary, payments to and agreements with related parties of Landlord (parties owned at least fifty percent, directly or indirectly, by any one or more of Jack Azout, Saul Gilinski, Erwin Sredni and/or Isaac Sredni or in which any of such individuals are the largest equity holders, directly or indirectly, or parties controlled by a general partner controlled by any of such individuals) included as part of Operating Costs must be commercially reasonable.

         5.02B CAP ON ADDITIONAL RENT FOR TENANT'S PROPORTIONATE SHARE OF OPERATING COSTS. Notwithstanding anything in Section 5.02A to the contrary and subsequent to the first stabilized year, the increase in your Proportionate Share of Controllable Operating Costs shall not exceed 5% from one year to the next, on a cumulative basis. By way of example of what is meant by a cumulative basis, if your Proportionate Share of Controllable Operating Costs for calendar year 2004 increased by 3% from calendar year 2003, then your maximum Proportionate Share of Controllable Operating Costs for calendar year 2005 would be 107% of the calendar year 2004 amount.

         5.03 SALES TAX. With each installment of Rent, you shall pay to Landlord all sales taxes due thereon.

         5.04 TIME FOR PAYMENT OF RENT. The first month's Rent shall be paid on or before the Commencement Date. Thereafter, each monthly installment of Rent shall be due and payable on or before the first day of the calendar month for which such Rent is payable. Rent shall be payable without demand, deduction or right of set off.

         5.05 PLACE FOR PAYMENT. All Rent and other payments required to be made by you to Landlord shall be payable to: Crossroads Business Park Associates LLP or to such other entity at the such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Notwithstanding anything herein to the contrary, if the Building is encumbered by an assignment of leases and rents made by Landlord and recorded in the Public Records of the County in which the Building is located, then upon the written demand of the lender named in such assignment of leases and rents or the successor in interest to such lender (hereinafter the "Lender"), then in such event you agree to pay all Rent and other payments required to be made by you hereunder to such Lender and Landlord agrees that you will be credited by Landlord for any payments so made.



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                                   ARTICLE VI
                                 ESCROW ACCOUNT

         The Escrow Account will be held pursuant to the terms and conditions of the Escrow Instructions annexed to this Lease in SCHEDULE 6.01. You agree to deliver the Escrow Account amount to the escrow agent named in such escrow agreement no later than the later of the third business day immediately following your receipt of the Subordination, Non-Disturbance and Attornment Agreement annexed to this Lease as Schedule 19.01 signed by the current Superior Mortgagee, or the tenth business day immediately following the Effective Date, time being of the essence. If the entire Escrow Account amount is not delivered within such period, then until such time as it is delivered, you agree to pay to Landlord a penalty of $100.00 a day for each day until delivered and until such time as it is delivered, Landlord shall have the right to terminate this Lease. Upon an Event of Default, Landlord may, from time to time, without prejudice to any other remedy available to Landlord, draw upon the Escrow Account to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damage, injury, expense or liability caused by your default, and you shall pay to the escrow agent on demand by Landlord the amount so withdrawn in order to restore the Escrow Account amount to its original amount, as the same may have been adjusted pursuant to the last paragraph of this Section and Article XXV. Subject to the earlier termination of the escrow agreement as permitted by an express provision of this Lease, you shall be entitled to make demand on to the escrow agent for the return of the Escrow Account on and after the fifteenth day immediately following the Expiration Date and Landlord shall provide all required notices to the escrow agent to effectuate same.

If each of the Early Return of the Escrow Account Conditions exist, then within sixty days of Landlord's receipt of your written request for the return of the Escrow Account, you shall be entitled to the early return of the Escrow Account, provided, however, if within thirty days of Landlord's receipt of your written request, Landlord or the Superior Mortgagee requests documents or documents reasonably necessary to verify that each of the Early Return of Escrow Account Conditions exist, then the period of time within which you shall have the right to the return of the Escrow Account shall be extended to the date that is sixty days immediately following the date that Landlord receives the requested documents or documentation.

Provided that no Event of Default then exists beyond the applicable grace period, if any, on each Adjustment Date beginning with the Adjustment Date corresponding to the first day of the second Lease Year, Landlord will consent to the disbursement to you by the escrow agent of one-tenth (1/10th) of the initial Escrow Account amount and you shall not have any obligation to replenish any such one-tenth (1/10th) amount. The parties agree, after the Commencement Date, to execute any schedule to be provided pursuant to the Escrow Instructions to evidence the reductions in Escrow Account amount pursuant to this paragraph.



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                                   ARTICLE VII
                               USE OF THE PREMISES

         7.01 PERMITTED USE. The Premises shall be continuously used for the sole purpose of the Permitted Use and for no other use or purpose. You shall at your own cost and expense obtain any and all licenses and permits necessary for any such use. The overnight parking of automobiles, trucks or other vehicles (other than occasional overnight parking(2) is prohibited. The outside storage of any property including trash or garbage is prohibited. You agree that you will, at your own cost and expense keep your employees, agents, customers, invitees, and/or licensees from parking on any streets running through or contiguous to the Development. You agree that no washing of vehicles will take place in the Exterior Common Areas. You shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with any tenant's use of their respective premises or permit any use which would adversely affect the reputation of the Development.

         7.02 RULES AND REGULATIONS. The current Rules and Regulations applicable to this Building and your use of the Premises and Common Areas is attached to this Lease as EXHIBIT D. Landlord reserves the right to make reasonable changes to the Rules and Regulations from time to time provided that any such change is uniformly applied to all tenants of the Building and provided that you receive advance written notice of the change in the Rules and Regulations. You covenant and agree to comply with the Rules and Regulations as same may from time to time be modified as aforesaid, provided, however, that if there is a conflict between an express provision of this Lease and the Rules and Regulations, then the express provision of this Lease shall control.

         7.03 COMPLIANCE WITH LAWS. You covenant to comply with any and all laws, statutes, ordinances and regulations, federal, state, county or municipal, now or hereinafter in force applicable to the Premises relating to the use or occupancy thereof or to the making of repairs thereto required to be made by you pursuant to the terms of this Lease or of changes, alterations or improvements therein, ordinary or extraordinary, structural or otherwise, seen or unforseen, provided, however, that your obligations pursuant to this sentence shall not apply to any discrepancy between the Construction Drawings and the actual construction of the Interior Modifications nor shall such obligations of yours pursuant to this Section apply to the Base Building Condition or required changes thereto. You also covenant to comply with any and all regulations and rules applicable to the Premises issued by the Board of Fire Underwriters, or by any other body exercising similar functions, and insurance companies writing policies covering the Premises which now or hereafter may become applicable to the Premises. You shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of your failure to comply with this section, and in any event, you agree to indemnify the Landlord from all liability with reference to the same. The Landlord and you shall each promptly give notice to the other in writing at the address listed in the Lease of any notice of violation received by you or Landlord, respectively.



--------
         (2) Should there be occasional overnight parking, Landlord, the property manager and any security service patrolling the Development shall not be liable for damage or theft to the overnight parked vehicle, it being agreed and understood that overnight parking is at the risk of the person choosing to do so and you agree to indemnify and hold Landlord harmless from and against any claims for damages resulting from such overnight parking, including any claims that the indemnified party was negligent in providing security if the claimant is your employee, guest, invitee or agent.




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         7.04 TENANT'S REPAIR AND MAINTENANCE OBLIGATIONS. Subject to Landlord's
obligations under Section 8.01(a), you shall, at your own cost and expense, keep and maintain all parts of the Premises and, if applicable, such portion of the Development within your exclusive control, in good condition, ordinary wear and tear excepted and damage by casualty excepted, promptly making all necessary repairs and replacement, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original, including but not limited to, interior windows, glass and plate glass, doors, any special office entries, interior walls and finish work, floors and floor coverings and water heaters. As part of your obligation hereunder, you shall keep the whole of the Premises in a clean and sanitary condition. You will as far as reasonably possible keep all parts of the Premises from deteriorating, ordinary wear and tear excepted, and from falling temporarily out of repair, and upon termination of this Lease in any way, you will yield up the Premises to Landlord in the condition that the Premises was initially delivered to you by Landlord, ordinary wear and tear excepted and loss by fire or other casualty covered by insurance to be secured pursuant to this Lease excepted (but not excepting any damage to glass or loss not reimbursed by insurance because of the existence of a deductible under the appropriate policy). You shall not damage any dividing wall or disturb the integrity and supports provided by any demising wall and shall, at your sole cost and expense, properly repair any damage or injury to any demising wall caused by you or your employees, agents or invitees. You shall, at your own cost and expense, as additional rent, pay for the repair of any damage to the Premises, the Building, or the Development to the extent resulting from and/or caused in whole or in part by your negligence or misconduct, or the negligence or misconduct of your agents, servants, employees, patrons, customers, or any other invited person entering upon the Development as a result of your business activities or caused by your default hereunder, but only to the extent that the cost of the repair was not covered by insurance proceeds from any source received by Landlord.

         7.05 UTILITIES. You agree to pay for all electric and other utilities and services used on or from the Premises, together with any taxes, penalties and surcharges or the like pertaining thereto and any maintenance charges for utilities and any utility hookup fees. You will not, without the written consent of Landlord, which consent will not be unreasonably withheld, use any apparatus or device in the Premises which will in any way increase the amount of electricity (beyond 1,500 kilowatts) or water which Landlord determines to be reasonable for use of the Premises as general office space; nor connect with electrical current, except through existing electrical outlets in the Premises, or with water pipes, any apparatus or device. If you require water, electrical current or any other resource in excess of that usually furnished, you shall first procure the consent of Landlord, which Landlord may refuse, and if not already installed, the Landlord may cause a special meter to be installed in the Premises, at your cost and expense, so as to measure the amount of water, electric current or other resource consumed. Subject to Section 8.01(c), Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises. Electricity for any single tenant floor occupied by you will be metered in your name and you will pay the electric costs directly. Electricity for any portion of a multi tenant floor occupied by you will be metered in the name of Landlord and the electric costs for such multi tenant floor will be included as part of Operating Costs.

         7.06 END OF THE TERM. You covenant that on the last day of the term, you will peaceably and quietly leave and surrender the Premises in the condition




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

that the Premises was initially delivered to you by Landlord, ordinary wear and tear and destruction or damage by fire or other casualty excepted, and that all payments required to be made by you in payment of utilities pursuant to Section
7.05 shall have been paid or provision for payment shall have been made. If you had any permit issued for alterations or improvements, whether consented to or not by Landlord, then you covenant that as of the last day of the term, such permits will be closed. You shall endeavor to give written notice to Landlord at least thirty (30) days prior to vacating the Premises and you shall arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If you fail to arrange such joint inspection, Landlord's inspection at or after you vacate the Premises shall be presumed correct for purposes of determining your responsibility for repairs and restoration.

                                  ARTICLE VIII
                             LANDLORD'S OBLIGATIONS

         8.01 REPAIRS AND MAINTENANCE. (a) Landlord shall maintain and repair when needed the Common Areas, the exterior windows, roof, the Building's load bearing walls, the mechanical, HVAC, life safety, plumbing and electrical systems serving the Building (including the Premises), landscaping, and the structure of the Building, itself, in reasonably good order and condition consistent with other buildings of similar age, class and size within the Plantation market, except for damage occasioned by your negligent or intentionally wrongful acts or the negligent or intentionally wrongful acts of your employees, agents, or contractors, which damage will be repaired by Landlord at your expense (other than damage resulting from a casualty covered by insurance required to be maintained by Landlord). Landlord's liability with respect to any defects, repairs, or maintenance or the curing of such defect for which Landlord is responsible under the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect. To the extent economically practical and feasible, Landlord will attempt to perform its obligations under this paragraph in a manner reasonably designed to minimize interference with the conduct of your Permitted Use.

                  (b) Landlord agrees to furnish to the Premises janitorial services in accordance with the schedule of services annexed to this Lease as
SCHEDULE 8.01(B) as well as any additional janitorial services that Landlord determines is reasonably necessary or desirable. The cost of such janitorial services will be included as part of Operating Costs. You will not contract for separate janitorial services without Landlord's written consent which may be withheld in Landlord's sole discretion unless such services are not offered by Landlord, in which case Landlord's consent shall not be unreasonably withheld or delayed. Any such janitorial services contracted for separately by you shall be at your sole cost, risk and responsibility. During the term, Landlord shall replace when needed Building standard ballasts and bulbs within the Premises (as well as within all other tenant spaces) and the cost thereof shall be part of Operating Costs.

                  (c) Landlord shall provide the Premises with (i) elevator service and (ii) water for ordinary lavoratory and drinking at those points of




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

supply provided for general use of tenants, and (iii) subject to the fact that electric for any single tenant floor of the Premises occupied by you will be separately metered in your name and paid for by you, a minimum of 1,500 kilowatts of electric power to the Premises. The foregoing notwithstanding, interruptions of any utilities or service shall not be deemed an eviction or disturbance of your use and possession of the Premises, or render Landlord liable for damages by abatement of Rent or otherwise or relieve you from performance of your obligations under this Lease, provided, however, that if the interruption or failure was caused primarily by the negligent or intentional wrongful acts of Landlord or of Landlord's agents or contractors (i) if Landlord then fails to diligently attempt to restore the utility services, then you shall be entitled to an abatement of Rent for each day after the third day of such interruption or failure until such time as Landlord commences to diligently attempt to restore the utility services; and (ii) if such interruption or failure continues for at least thirty consecutive days, then irrespective of Landlord's efforts to restore the utility services, you shall be entitled to an abatement of Rent (the abatement to be reduced by the amount of recovery you receive from the proceeds of business interruption insurance, if any, attributable to the Rent that would otherwise have been abated) for each day after such thirtieth day until such time as the utility services are restored. During any period of a failure of electric services and provided that it does not damage the Building and provided that the use of same is in compliance with all Environmental Laws, Landlord will not object to you bringing a portable generator on to the Premises to keep the Premises operational. Landlord will also not object to the inclusion in the Construction Drawings or alterations to the Premises made by you at a later date for additional switchgear (additional transformers, high and low voltage panels, etc.).

                  (d) Landlord agrees to furnish to the Premises weekdays, exclusive of holidays (New Years Day, Christmas Day, Thanksgiving Day and the day immediately following, Memorial Day, Labor Day and Independence Day), from 8:00 A.M. to 8:00 P.M. and on Saturday, from 9:00 A.M. to 3:00 P.M., heat and air conditioning (HVAC). For any portion of the Premises that is a part of a multi-tenant floor, additional HVAC usage shall be billed to you as additional rent at a rate equal to Landlord's actual cost, from time to time determined, which is currently $35.00 an hour. The cost of chilled water for HVAC usage during each of normal usage and after hours usage will be included as part of Operating Costs.

         8.02 COVENANT OF QUIET ENJOYMENT. Landlord covenants that it now has good title to the Premises, free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due, such mortgage or mortgages that from time to time encumber the Building, zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of such property, and easements, restrictions and other conditions of record. Landlord represents and warrants that it has full authority and right to enter into this Lease and that upon paying the Rent and other charges herein set forth and performing your other covenants and agreements herein set forth, you shall peaceably and quietly have, hold and enjoy the Premises for the term hereof without hindrance or molestation from Landlord, subject to the terms and provisions of this Lease. Landlord agrees to make reasonable efforts to protect you from interference or disturbance by other tenants or third persons; however, Landlord shall not be liable for any such interference or disturbance, nor shall you be released from any of the obligations of this Lease because of such interference or disturbance.


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                                   ARTICLE IX
                             ALTERATIONS AND SIGNAGE

         9.01 ALTERATIONS. You agree that you will not make any alterations, additions or improvements to the Premises (including, without limitation, the roof and wall penetrations) without the prior written consent of Landlord (or the consent given in this Lease if some other provision of this Lease expressly grants such consent), which consent will not be unreasonably withheld, delayed or conditioned. If Landlord shall consent to any alterations, additions or improvements proposed by you, you shall construct the same in accordance with all governmental laws, ordinances, rules and regulations and all requirements of Landlord's and your insurance policies and only in accordance with plans and specifications approved by Landlord; and any contractor or person selected by you to make the same, or, at Landlord's option and discretion, the alterations, additions or improvements (other than cosmetic alterations) shall be made by Landlord for your account and you shall fully reimburse Landlord for the entire cost thereof. You may, without the consent of Landlord, but at your own cost and expense and in good workmanlike manner erect such shelves, bins, machinery and other trade fixtures as you may deem advisable, without altering the basic character of the Building and without overloading the floor or damaging the Building, and in each case after complying with all applicable governmental laws, ordinances, regulations and other requirements. All shelves, bins, work stations, terminals, cabling, machinery and trade fixtures installed by you or on your behalf may be removed by you prior to the termination of this Lease if you so elect, and shall be removed by the date of termination of this Lease or upon earlier vacating of the Premises if required by Landlord; upon any such removal you agree to repair any damage caused to the Premises by such removal. All such removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the primary structure or structural quality of the Building. Notwithstanding the foregoing, you may make without Landlord's prior consent but only after written notice to Landlord, non-structural alterations which, in the aggregate, do not exceed $50,000. As to any alteration that does not require Landlord's consent, you will provide Landlord with advance notification of the making of the alteration. You shall not be required to remove the Interior Modifications.

         9.02 SIGNS AND WINDOW TREATMENT. (a) Except as is otherwise expressly allowed in this paragraph and in the next succeeding paragraphs, you agree that you will not install any signs upon the interior or exterior of the Building. Landlord will provide, at your cost, Landlord's standard identification signage to be placed on the exterior doors to the Premises and in the Building directory, which signage shall be removed by you upon termination of this Lease at which time you shall restore the property to the same condition as prior to installation of said signage. Landlord may from time to time require you to change such signage to conform to a revised standard for the Building, provided Landlord pays the cost of removing and replacing such signage. Landlord shall maintain all signage (other than the exterior signage installed by you in accordance with subparagraph b) and the cost thereof shall be part of Operating Costs.

              (b) Provided that the Premises equals or exceeds 50,000 r.s.f., you shall have the right, at your sole cost and expense (which will not be




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

considered part of the Interior Buildout Cost), to place signage on the top south side exterior of the Building and on the top north side exterior of the Building provided that such signage is reasonably approved by Landlord and further provided that such signage is approved by the City of Plantation and the Southpointe Property Owners Association. Landlord agrees not to place any signage on the exterior of the Building unless you waive your right to such signage or unless you no longer have the right to exterior signage pursuant to this Section. Subject to the condition that Landlord shall not be required to incur any expense or cost, Landlord agrees to cooperate with you in your dealings with the City of Plantation and the Southpointe Property Owner's Association and in any contests arising from the refusal of the City of Plantation and/or the Southpointe Property Owner's Association to approve your requested signage. At any point in time that the Premises is less than 50,000 r.s.f., and at the expiration of the Lease, you will immediately remove, at your cost and expense, your exterior Building signage and repair any damage to the Building caused by such removal. Any such exterior signage installed by you shall be maintained by you and kept by you in good condition and repair at your cost and expense. Subject to approval by the City of Plantation and the Southpointe Property Owner's Association, and provided that you pay for all electric costs resulting therefrom, Landlord will not object to the exterior signage being backlit (See Section 25.03 for possibility of reimbursement by Landlord for such signage installation costs). References in this Section to the top of the Building means the mechanical equipment screening walls.

             (c) Subject to approval by the City of Plantation and the Southpointe Property Owner's Association, Landlord shall install one or more monuments for signage at the front and rear door entrances of the Building and you shall be entitled, at your cost and expense, to install your signage in the top slot of one of the front door entrance monuments and in the top slot of one of the rear door entrance monuments. Any such installation shall be in accordance with signage criteria for the monuments reasonably promulgated by Landlord. (See Section 25.03 for possibility of reimbursement by Landlord for such slot installation costs). Notwithstanding any grant by Landlord pertaining to Building name, monument signage will identify the Building as "Crossroads Four" or any variation thereof at the top of such monument signage.

             (d) Subject to approval by the City of Plantation and the Southpointe Property Owner's Association, you shall be entitled to attach signage, reasonably acceptable to Landlord as to size, materials and precise location, at the front and rear entrances to the Building that read "Tradestation".

            (e) You shall not install drapes, curtains, blinds or any window treatment without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned.



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                                    ARTICLE X
                           LANDLORD ACCESS TO PREMISES

       Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or tenants (but as to tenants only in the final Lease Year), and making such alterations, repairs, improvements or additions to the Premises or to the Building (including other tenant spaces), as Landlord may reasonably deem advisable or necessary. Landlord may at any time place on or about the Building any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Landlord shall be without abatement of Rent or liability to you.

                                   ARTICLE XI
                            ASSIGNMENT AND SUBLETTING

         11.01 REQUIREMENT OF LANDLORD CONSENT. (a) Subject to your right to assign or sublet to an Affiliate as specified elsewhere in this Article, you shall not have the right to assign, sublet, transfer or encumber this Lease, or any interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned upon payment of any consideration. Landlord's failure to respond to you within thirty days following Landlord's receipt of your written request pursuant to this paragraph shall be deemed to be consent. Any attempted assignment, subletting, transfer or encumbrance by you in violation of the terms and covenants of this Section shall be void. If Landlord consents to an assignment or subletting, as a condition thereto which the parties agree is reasonable, you shall pay to Landlord one-half (1/2) of any Transfer Premium. If any assignment, subletting for more than fifty percent (50%) of the remainder of the term, or other form of transfer of your interest in this Lease other than to an Affiliate is less than eighty percent (80%) of the then fair market value of such interest, Landlord, in lieu of consenting to such assignment, subletting or other transfer of your interest in this Lease may instead elect, upon written notice to you, unless you withdraw your request to assign, sublet or otherwise transfer your interest in this Lease within ten days following your receipt of Landlord's written election, to terminate this Lease by providing you with written notice of such termination, provided, however, if the transaction is a subletting for more than fifty percent (50%) of the remainder of the term but which is for less than the entire Premises, then Landlord's right of termination shall only apply to the portion of the Premises to which the subletting applies. These covenants shall run with the land and shall bind you and your representatives in any bankruptcy proceeding, successors and assigns. Any assignee, sublessee or transferee of your interest in this Lease (all such assignees, sublessees and transferees being hereinafter referred to as "successors"), by assuming your obligations hereunder shall assume liability to Landlord for all amounts paid to persons other than Landlord by such successors in contravention of this Paragraph. No assignment, subletting or other transfer, whether consented to by Landlord or not, shall relieve you of your liability and obligations hereunder. Upon the occurrence of an "Event of Default" as hereinafter defined, if the Premises or



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any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided, as provided by law, may at its option collect directly from such assignee or subtenant all rents becoming due to you under such assignment or sublease and apply such rent against any sums due to Landlord for you hereunder, and no such collection shall be construed to constitute a novation or a release of you from the further performance of your obligations hereunder.

                  (b) If you are not a publicly traded company, then a change in control shall constitute an assignment requiring Landlord's consent. The transfer of 50% or more of your stock, if you are a corporation, or a change in 50% or more of your partners, if you are a general partnership or limited partnership, or a change in your general partner if you are a limited partnership, shall constitute a change in control for this purpose, requiring Landlord's consent.

                  (c) Your involvement in a merger transaction, if you or a subsidiary of yours is not the surviving corporation in the merger, shall be considered an assignment of this Lease requiring Landlord's consent.

         11.02 BANKRUPTCY PROVISIONS. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (The "Bankruptcy Code"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute your property or of your estate within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

         11.03 EFFECT OF UNCONSENTED TO ASSIGNMENT OR SUBLETTING. An assignment or subletting of your interest in this Lease without Landlord's specific written prior consent (where Landlord's consent is required pursuant to the terms of this Lease) shall, at Landlord's option, be an Event of Default curable after a ten day notice period or a non curable Event of Default without the necessity of any notice or grace period. If Landlord elects to treat such unconsented to assignment or subletting as a non curable Event of Default, Landlord shall have the right to either (i) terminate this Lease, or (ii) not terminate the Lease and to instead increase the monthly base rent to the Holdover Rent amount as if you were holding over.

         11.04 ASSIGNMENT TO AN AFFILIATE. Notwithstanding anything in Section
11.01 to the contrary, you shall have the right to assign your leasehold interest in the Premises to an Affiliate without Landlord's consent provided that (i) you provide Landlord with advance written notice of the assignment;
(ii) you provide Landlord, in advance, with proof that the Affiliate has all insurance in place required to be maintained under this Lease including naming Landlord as an additional insured; (iii) you provide Landlord, in advance, with a fully executed assignment and assumption of lease document reasonably acceptable to Landlord including an acknowledgment that such assignment does not release you from liability; and (iv) you provide Landlord with an administrative



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charge payment of $350.00 to reimburse Landlord for the administrative and legal costs Landlord can reasonably be expected to incur regarding such assignment.

         11.05 SUBLETTING TO AN AFFILIATE. Notwithstanding anything in Section
11.01 to the contrary, you shall have the right to sublet all or a portion of the Premises to an Affiliate without Landlord's consent provided that (i) you provide Landlord with advance written notice of the subletting; (ii) you provide Landlord, in advance, with proof that the Affiliate has all insurance in place required to be maintained under this Lease including naming Landlord as an additional insured; (iii) you provide Landlord, in advance, with a fully executed sublease reasonably acceptable to Landlord; and (iv) you provide Landlord with an administrative charge payment of $350.00 to reimburse Landlord for the administrative and legal costs Landlord can reasonably be expected to incur regarding such subletting.

         11.06 SUB-LEASE TERMINATION: MERGER. Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by you, the mutual termination or cancellation hereof, or a termination hereof by Landlord for and uncured Event of Default by you, shall automatically terminate any sublease or lesser estate in the Premises, provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

         11.07 THIRD PARTY PAYMENTS. You acknowledge that Landlord may not fully scrutinize and examine each Rent or other payment to see that the check submitted in payment is your check and not a third party check. Accordingly, if a third party check is tendered for payment of Rent or any other payment due under this Lease from you, and if such payment is accepted by Landlord, such acceptance shall not confer any rights upon the third party payor nor entitle the third party payor to make a claim as an assignee or subtenant of yours nor shall such acceptance entitle the third party payor to occupy the Premises or create a landlord/tenant relationship between the third party payor and Landlord.

                                   ARTICLE XII
                                    INSURANCE

         During the term of this Lease, Landlord and you shall carry and maintain the following types of insurance and in the amounts specified in this Article, all as follows:

         12.01 FIRE AND CASUALTY DAMAGE. Landlord agrees to maintain insurance covering the Building (including the Premises and the Interior Modifications and any other improvements to the Premises made by Landlord) in an amount not less than full insurable value (subject to any applicable commercially reasonable deductibles) insuring against loss or damage by fire and other hazards included within the term "special causes of loss", "all risk" or "extended coverage" and




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against such other hazards as Landlord may deem advisable or which a Superior
Mortgagee requires. Such insurance will not, however, insure your personal property or any improvements made to the Premises by you. Subject to the provisions of subparagraph 13.01(d) below, such insurance shall be for the sole benefit of Landlord and under its sole control.

         12.02 PERSONAL PROPERTY. You shall procure and maintain throughout the term of this Lease a policy or policies of insurance, at your sole cost and expense, insuring all personal property situated within the Premises against loss or damage by fire and other hazards included within the term "special causes of loss", "all risk" or "extended coverage" in the full insurable value.

         12.03 TENANT'S LIABILITY INSURANCE. You shall procure and maintain throughout the term of the Lease a policy or policies of insurance, at your sole cost and expense, insuring both Landlord and you against all claims, demands or actions arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises; (iii) your operations in and maintenance and use of the Premises; and (iv) your liability assumed under this Lease, the limits of such policy or policies to be in the amount of not less than $2,000,000 per occurrence in respect to injury to persons (including death), and in the amount of not less than $250,000 per occurrence in respect to property damage or destruction, including loss of use thereof. If Landlord has also obtained comprehensive liability insurance, then the insurance required to be maintained by you pursuant to this Section shall be primary.

         12.04 LANDLORD AND SUPERIOR MORTGAGEE AS ADDITIONAL INSUREDS. Insurance required to be procured and maintained by you pursuant to this Article shall be procured by you from responsible insurance companies satisfactory to Landlord. Certificate(s) of insurance evidencing your compliance this Article shall be delivered to Landlord prior to the Commencement Date, or, if you have been granted a right of early access, prior to your right of early access to the Premises. Not less than fifteen (15) days prior to the expiration date of any such policies, renewal certificates of insurance shall be delivered to Landlord. Such policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policy may be canceled or changed to reduce insurance provided thereby. All such insurance shall name Landlord as an additional insured, and at the request, of Landlord, name a Superior Mortgagee as an additional insured. No such policies may be terminated prior to the giving of notice to Landlord (and to the Superior Mortgagee if named as an additional insured).

         12.05 WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and you each hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Building, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause(s) which may be insured against under the terms of insurance policies properly endorsed, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees, and without regard to whether any such policies are maintained, and without regard to the amount of any deductibles other than as set forth in the last sentence of this Section . The provisions of this Section are conditioned upon the ability of Landlord and you to each obtain endorsements, at no additional cost, to their property insurance with respect to the Premises or the Building, as the case may




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be, consistent with this Section. Each property insurance policy shall also provide that the policy shall not be invalidated if the insured waives, in writing prior to a loss, any or all rights of recovery against any party for losses covered by such policy. If you are unable to obtain the provisions set forth herein from your property insurance company, you shall name Landlord as an additional insured on your property insurance policy. Notwithstanding anything in the preceding to the contrary, if the damage or destruction to the Building was caused by your negligence, then you agree, upon demand, to reimburse Landlord for the deductible expended by Landlord under Landlord's policy of insurance (but not in excess of $10,000) to repair or rebuild the Building or part thereof after such damage or destruction.

                                  ARTICLE XIII
                            CASUALTY AND CONDEMNATION

         13.01 DAMAGE OR DESTRUCTION. (a) If the Building should be damaged or destroyed by fire, tornado or other casualty, you shall give written notice thereof to Landlord.

                  (b) If the Building should be totally destroyed by fire, tornado or other casualty, or if the Building should be so damaged thereby that rebuilding or repairs of the Building including the Premises cannot in Landlord's reasonable estimation be completed within the Restoration Period, this Lease shall terminate and the Rent shall be abated during the unexpired portion of this Lease, effective upon the date of the occurrence of such damage.

                  (c) If the Building should be damaged by any peril covered by insurance to be provided by Landlord under Section 12.01, but only to such extent that rebuilding or repairs can in Landlord's reasonable estimation be completed within the Restoration Period, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building and the Premises (including the Interior Modifications) to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by you except that Landlord may elect not to rebuild if such damage occurs during the last year of the term of the Lease exclusive of any option which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which they are untenantable shall be reduced or eliminated to such extent as may be fair and reasonable under all of the circumstances. If Landlord should fail to complete such repairs and rebuilding within the Restoration Period, you may, at your option, terminate this Lease by delivering written notice of termination to Landlord as your exclusive remedy, whereupon all rights and or obligations hereunder shall cease and terminate. Should construction be delayed because of changes, deletions, or additions in construction requested by you, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the reasonable control of Landlord, the Restoration Period shall be extended for the time Landlord is so delayed but in no event shall the Restoration Period exceed 365 days.

                  (d) Notwithstanding anything herein to the contrary, if a Superior Mortgagee requires that the insurance proceeds be applied to the indebtedness secured by a mortgage encumbering the Building, then Landlord shall



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have the right to terminate this Lease by delivering written notice of termination to you within fifteen (15) days after such requirement is made by the Superior Mortgagee, whereupon all rights and obligations hereunder shall cease and terminate.

         13.02 CONDEMNATION. (a) If the whole or any substantial part of the Premises or Building should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking would prevent or materially interfere with the use of the Premises or Building for the Purpose for which they are then being used, this Lease shall terminate effective when the legal taking shall occur as if the date of such taking were the date originally fixed in the Lease for the expiration of the Term.

                  (b) If the part of the Premises or Building shall be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, and this Lease is not terminated as provided above, this Lease shall not terminate but the Rent payable hereunder during the unexpired portion of this Lease shall be reduced to such extent as may be fair and reasonable under all of the circumstances and Landlord shall undertake to restore the Premises to a condition suitable for your use, as near to the condition thereof immediately prior to such taking as is reasonably feasible under all the circumstances.

                  (c) If there is a taking or private purchase in lieu thereof, you and Landlord shall each be entitled to receive and retain such separate awards and/or portion of lump sum awards as may be allocated to their respective interests in any condemnation proceedings; provided that you shall not be entitled to receive any award for the loss of any improvements paid for by Landlord or for your loss of your leasehold interest, the right to such award as to such items being hereby assigned by you to Landlord.

                                   ARTICLE XIV
                              LANDLORD'S LIABILITY

         14.01 LIABILITY AND INDEMNIFICATION. (a) If the waiver of subrogation provisions of Section 12.05 are not applicable, Landlord shall nonetheless not be liable to you for any damage to property on or about the Premises unless caused by or resulting from the gross negligence or intentional wrongful act of Landlord or its agents, servants or employees in the operation or maintenance of the Premises or the Development, subject to the doctrine of comparative negligence in the event of contributory negligence on your part or on the part of your agents, employees or servants. In no case will a Superior Mortgagee be liable to you for injury, damage or loss caused by Landlord, regardless of the cause. In those cases specified above where Landlord is liable to you for damage to your property, Landlord's liability is limited to the replacement value of the property damaged. In no case will Landlord be liable to you for incidental or consequential damages or for lost profits.

                  (b) You agree to indemnify Landlord and hold Landlord harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with bodily injury or loss of life to persons while at the Premises if the injury or loss of life was occasioned totally or in part by any



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negligent or wrongful intentional act by you or by your agents, contractors, servants or employees. Your indemnification obligation under this paragraph shall not, however, apply to those instances where the injury or loss of life was due to the negligent or wrongful intentional act of Landlord.

                  (c) You agree to indemnify Landlord and hold Landlord harmless from and against all claims, actions, damages, liability, and expenses which may arise in connection with damage to the property of third persons if the property is damaged while at the Premises and if the damage was occasioned totally or in part by any negligent or wrongful intentional act by you or by your agents, contractors, servants or employees. Your indemnification obligation under this paragraph shall not, however, apply to those instances where the damage to third persons property was due to the negligent or wrongful intentional act of Landlord.

                  (d) In case a party (the "Indemnified Party") shall, without any fault on its part, be made a party to any litigation commenced by or against the other party (the "Indemnifying Party") in connection with the Premises, the Indemnifying Party hereby agrees to hold the Indemnified Party harmless and further agrees to pay all costs, expenses, and reasonable attorney's fees which may be incurred by the Indemnified Party in connection with such litigation. Notwithstanding, Landlord's obligation as an Indemnifying Party shall only apply to those causes of action which arise while Landlord is the owner of the Building and Landlord's obligations under this paragraph shall not be binding upon a Superior Mortgagee.

         14.02 TENANT REMEDIES (INCLUDES LIMITED SELF HELP REMEDY). In the event of any default by Landlord, your exclusive remedies shall be actions for damages or for specific performance, but prior to any such action you must give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty days in which to commence to cure such default and proceed diligently thereafter to cure such default. Unless and until Landlord fails to commence to cure such default with such thirty day period and to proceed diligently thereafter to cure such default, you shall not have any remedy or cause of action by reason thereof. Notwithstanding the preceding, if Landlord fails to perform or to commence to perform and to proceed diligently thereafter to completion, its obligations under Section 8.01 within a commercially reasonable period of time considering the failure of performance after written notice from you, then upon advance written notice received from you, you may perform such obligations yourself and seek reimbursement from Landlord for your actual cost to perform the obligation.

         14.03 LIMITATION ON LIABILITY. It is expressly understood and agreed that nothing in this Lease shall be construed as creating any liability against Landlord, or its successors and assigns, personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, herein contained, and that all personal liability of Landlord, or its successors and assigns, of every sort, if any, is hereby expressly waived by you, and that so far as Landlord, or its successors and assigns is concerned you shall look solely to the Building for the payment thereof or to the proceeds of the Building resulting from casualty or condemnation, subject, however, to the right of the Superior Mortgagee to such casualty or condemnation proceeds.



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                                   ARTICLE XV
                 TENANT EVENTS OF DEFAULT AND LANDLORD REMEDIES

         15.01 EVENTS OF DEFAULT. In addition to any other Event of Default expressly provided for in this Lease, the following events shall be deemed to be Events of Default by you under this Lease:

                (a) If you fail to pay any installment of Rent herein reserved when due, or any other payment or reimbursement to Landlord required herein when due and such failure shall continue for a period of five (5) days from the date such payment was due, provided, however, that with respect to the first two failures only during any one calendar year, an Event of Default will not exist unless you fail to make payment within five (5) days of written notice of non payment.

                  (b) If you are generally not paying your debts as they become due or if you admit in writing of the inability to pay debts or if you make a general assignment for the benefit of creditors; or if you commence any case, proceeding or other action seeking to have an order for relief entered on your behalf as a debtor to adjudicate as being a bankrupt or insolvent, or seeking reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for you or for all or of any substantial part of your property; or you take any action to authorize any of the actions set forth above in this paragraph; or

                  (c) If any case, proceeding or other action against you shall be commenced, which is not dismissed within sixty days of the filing, seeking to have an order for relief entered against you as a debtor or to adjudicate you as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of your debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for you or for all or any substantial part of your property.

                  (d) If a receiver or trustee shall be appointed for all or substantially all of your assets and such receiver is not discharged within thirty days of appointment.

                  (e) If you fail to discharge or bond against any lien placed upon the Premises in violation of this Lease within twenty (20) days after you know or should have known that any such lien or encumbrance is filed against the Premises.

                  (f) If you fail to comply with any term, provision or covenant of this Lease (other than the foregoing in this Section), and shall not cure such failure within twenty (20) days after receipt of written notice thereof to you, provided, however, that if the nature of the breach is such that it cannot be reasonably cured within such twenty day period, then the twenty day period will be extended for up to an additional one hundred and twenty days provided that you are continuously and diligently attempting to cure such breach.

         15.02 REMEDIES. (a) Upon the occurrence of any Event of Default beyond the applicable grace period, if any, specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any




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notice or demand whatsoever and without limiting or restricting any other right or remedy which Landlord might have available under law unless otherwise expressly provided for herein to the contrary:

                           (i) Terminate this Lease, in which event you shall
immediately surrender the Premises to Landlord, and if you fail so to do, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove you and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim of damages therefore.

                           (ii) Enter upon and take possession of the Premises
and expel or remove you and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefore, and relet the Premises and receive the rent therefore.

                           (iii) Enter upon the Premises, without being liable
for prosecution or any claim for damages therefore, and do whatever you are obligated to do under the terms of this Lease; and you agree to reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with your obligations under this Lease, and you further agree that Landlord shall not be liable for any damages resulting to you from such action, whether caused by the negligence of Landlord or otherwise.

                           (iv) Omitted.

                           (v) Exercise any other right or remedy available to
Landlord at law or in equity.

         (b) Omitted.

         (c) If you fail to pay any installment of Rent hereunder as when such installment is due, to help defray the additional cost to Landlord for processing such late payments, you agree to pay to Landlord on demand a late charge in an amount equal to five (5%) percent of such installment; and the failure to pay such amount within five (5) days after demand therefore shall be an Event of Default hereunder. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. Notwithstanding as to the first late payment only during any one calendar year, the late charge will not be assessed if you pay the Rent installment or other payment within five (5) days of your receipt of written notice from Landlord advising that a late charge will become due if not paid.

         (d) If your check, given to Landlord in payment, is returned by the bank for non-payment, you agree to pay all expenses incurred by Landlord as a result thereof.

         (e) Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises by you, whether by agreement or by operation of law, it being



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understood that such surrender can be effected only by written agreement between you and Landlord. No removal or other exercise of dominion by Landlord over your property or others at the Premises shall be deemed unauthorized or constitute a conversion, you hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over your property within the Premises. All claims for damages by reason of such re-entry and/or repossession are hereby waived, as are all claims for damages by reason of any legal process. You agree that any re-entry by Landlord may be pursuant to judgement obtained in a legal proceeding and Landlord shall not be liable for trespass or otherwise.

         (f) If Landlord elects to terminate the Lease by reason of an Event of Default, then notwithstanding such termination, you shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, the sum of all Rent and other indebtedness accrued to date of such termination, plus, as damages, an amount equal to the present value of the total Rent hereunder for the remaining portion of the term (had such term not been terminated by Landlord prior to the date of expiration). For these purposes, present value will be determined by using a seven percent discount factor. Landlord agrees that any final judgement for damages that it obtains pursuant to this paragraph will contain a restriction that will prohibit Landlord from enforcing collection on the portion of the judgement amount attributable to the discounted amount of accelerated Rent that is more than thirty six months from the date of collection, e.g., if the judgement amount includes accelerated Rent for 72 months, discounted, then Landlord would initially be entitled to only take collection action with respect to one-half of the portion of the judgement amount attributable to accelerated Rent, and each succeeding month thereafter Landlord would be entitled to only take collection action with respect to an additional one-seventy second (1/72) of the portion of the judgement amount attributable to accelerated Rent. Any final judgement obtained pursuant to this paragraph shall include any provision required by law regarding an accounting for subsequent rents collected, provided, however, in no event shall you be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved.

         (g) If Landlord elects to repossess the Premises without terminating the Lease, then you, at Landlord's option, shall be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, all Rent and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by you to Landlord during the remainder of the term until the date of expiration of the term diminished by any net sums thereafter received by Landlord through reletting the Premises during said period (after deducting expenses incurred by Landlord as provided in subparagraph 20.02(h). In no event shall you be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by you to Landlord under this subparagraph may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until the expiration of the term.

         (h) In case of any Event of Default resulting in Landlord regaining possession of the Premises, you shall also be liable for and shall pay to Landlord, at the address specified for notice to Landlord herein, in addition to any sum provided to be paid above, brokers' fees incurred by Landlord in connection with reletting the whole or any part of the Premises; the costs of removing and storing your property or the property of any other occupant; the costs of repairing, altering, remodeling or otherwise putting the Premises into




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condition acceptable to a new tenant or tenants (but not including the cost of tenant improvements for a new tenant), and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies including reasonable attorney's fees and court costs, investigation costs, costs of appeal, and all other expenses incurred by Landlord, whether or not suit is actually filed.

         (i) Upon a termination or repossession of the Premises for an Event of Default, Landlord shall not have any obligation in excess of any obligation imposed under Florida law to relet or to attempt to relet the Premises, or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Premises for any period to any tenant and for any use and purpose.

         (j) If you fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for your account (and enter the Premises for such purpose), and thereupon you shall be obligated to, and hereby agree, to pay Landlord upon demand, all reasonable costs, expenses and disbursements (including reasonable attorney's fees) incurred by Landlord in taking such remedial action.

         (k) If Landlord shall have taken possession of the Premises pursuant to the authority herein granted then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned or leased to you at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon, Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process) all or any portion of such furniture, fixtures, equipment and other property located thereon and to place same in storage at any premises within the County in which the Premises is located; and in such event, you shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by you (or a predecessor Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument's copy of your's or your predecessor's signature(s) thereon and without the necessity of Landlord making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and you agree to indemnify and hold Landlord harmless from all cost, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other property to Claimant. Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of Law, to which you are or may be entitled, may be handled, removed and stored, as the case may be, by or at the direction of Landlord at your risk, cost and expense, and




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Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. You shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of yours not retaken by you from storage within thirty (30) days after the removal from the Premises shall conclusively be presumed to have been conveyed by you to Landlord under this Lease as a bill of sale without further payment or credit by Landlord to you. The rights of Landlord herein stated shall be in addition to any and all other rights which Landlord has or may hereafter have at law or in equity; and you stipulate and agree that the rights herein granted Landlord are commercially reasonable.

                                   ARTICLE XVI
                           RIGHTS RESERVED TO LANDLORD

         In addition to any other rights reserved to Landlord pursuant to this Lease, Landlord reserves and may exercise the following rights without affecting your obligations hereunder:

                  (a) To change the street address of the Building or the Development provided that Landlord provides you with at least ninety days advance written notice and further provided that Landlord reimburses you for your reasonable out of pocket costs incurred to change your stationary, business cards brochures or similar items and for the cost of printing and mailing change of address announcements;

                  (b) To install and maintain a sign or signs on the exterior of the Building (subject to the provisions of Section 9.02(b)) or the Development;

                  (c) To designate all sources furnishing sign painting and lettering, lamps and bulbs used on the Premises;

                  (d) To retain at all times pass keys to the Premises provided that Landlord will allow you to reserve the right to designate certain secure areas of the Premises for which no key (or access card) will be provided to Landlord;

                  (e) To grant to anyone the exclusive right to conduct any particular business or undertaking (other than the exclusive granted to you) provided that such exclusivity right does not materially adversely interfere with your Permitted Use of the Premises.

                                  ARTICLE XVII

                                     Omitted

                                  ARTICLE XVIII
                                 LANDLORD'S LIEN

         In addition to any statutory lien for rent in Landlord's favor, Landlord shall have and you hereby grant to Landlord a continuing security interest for all rentals and other sums of money becoming due hereunder from




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

you, upon all of your goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property situated on the Premises, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon five (5) days notice to you. You hereby agree to execute such financing statements and other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. You warrant that the collateral subject to the security interest granted herein is not purchased or used by you for personal, family or household purposes. In consideration for Landlord's execution of this Lease, if Landlord brings an action for a distress writ proceeding to enforce Landlord's statutory lien or to enforce any lien for rent granted under this Article, then in such event you expressly agree that the obligation of Landlord to post a bond, as required under ss.83.12, Florida Statutes, or any successor provision of law, is waived and Landlord is released from the obligation to post such bond.

Landlord agrees that upon your request and from time to time, and provided that no uncured Event of Default exists, Landlord will execute a Landlord Waiver and Consent in a form reasonably acceptable to Landlord, which contains an agreement on the part of Landlord to subordinate its lien rights granted pursuant to this Section to the lien rights you are granting to any lender of yours.

Notwithstanding anything herein to the contrary, the lien rights granted Landlord either under this Article or under Florida law shall not apply and Landlord expressly waives such lien rights, to your customer files, accounting records, or computer software including any computer software owned by you that you lease or sell to third parties.

                                   ARTICLE XIX
                          SUBORDINATION AND ATTORNMENT

         19.01 SUBORDINATION. You are accepting this Lease subject and subordinate to any mortgage now or at any time hereafter constituting a lien or charge upon the Building or the Premises held by a Superior Mortgagee, without the necessity of any act or execution of any additional instrument of subordination; provided, however, that if the Superior Mortgagee elects to have your interest in this Lease superior to any such instrument, then by notice to you from the Superior Mortgagee, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage. You shall at any time hereafter on demand execute any instruments, releases or other documents which may be required by any Superior Mortgagee for the purpose of evidencing the subjection and subordination of this Lease to the lien of any such mortgage or for the purpose of evidencing the superiority of this Lease to the lien of any such mortgage as may be the case.

Notwithstanding the preceding, your subordination obligation is conditioned on the Superior Mortgagee agreeing in writing that during the term of this Lease and any extended term thereof, so long as you are not in default under this Lease, your possession of the Premises shall not be disturbed and your rights




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

and privileges under this Lease shall not be diminished or interfered with by the Superior Mortgagee upon any proceeding to foreclose a mortgage, and the Superior Mortgagee will not join you as a party defendant in any proceeding to foreclose the mortgage for the purpose of terminating the Lease.

After written request is made by you from time to time, Landlord will obtain from the Superior Mortgagee a Subordination, Non-Disturbance and Attornment Agreement in the form annexed hereto as SCHEDULE 19.01. After written request is made by Landlord from time to time, you will execute and deliver to Landlord a Subordination, Non-Disturbance and Attornment Agreement in the form annexed hereto as SCHEDULE 19.01. Any such Subordination, Non-Disturbance and Attornment Agreement so executed by the Superior Mortgagee and delivered to you shall be deemed to satisfy the requirements of the immediately preceding paragraph. If Landlord fails to deliver to you, within thirty days of the Effective Date, a Subordination, Non-Disturbance and Attornment Agreement in the form annexed hereto as SCHEDULE 19.01 signed by the then existing Superior Mortgagee, then from and after such date and until such time as same is actually delivered, you shall have the right to terminate this Lease by providing written notice to Landlord.

         19.02 ATTORNMENT. If a Superior Mortgagee or any other party succeeds to the interest of Landlord under the Lease in any manner, including but not limited to foreclosure, exercise of any power of sale, succession by deed in lieu or other conveyance (a "Succession"), then upon written notice from the Superior Mortgagee or other party succeeding to the interest of Landlord under the Lease (the "New Landlord"), you will attorn to and be bound to the New Landlord upon such Succession and will recognize the New Landlord as the landlord under the Lease. Such attornment is effective and self-operative without the execution of any further instrument. Upon the request of the New Landlord, you will sign and deliver any instruments reasonably requested to evidence such attornment. You waive the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give you any right or election to terminate or otherwise adversely affect the Lease and your obligations hereunder as a result of any such Succession. Upon any Succession, the New Landlord shall not be (a) liable for any act or omission of the Landlord under the Lease occurring prior to the Succession, (b) subject to any offsets or defenses which you may have against Landlord arising or occurring prior to the Succession, or (c) bound by any rent or additional rent which you may have paid to Landlord for more than the current month.

         19.03 SUPERIOR MORTGAGEE CURE RIGHTS. No act or failure to act on the part of Landlord which would entitle you, under the express terms of this Lease or by law, to be relieved of your obligations under this Lease or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless: (i) You have given notice by certified mail, return receipt requested, to the Superior Mortgagee; and (ii) you offer the Superior Mortgagee an opportunity to cure such default within thirty (30) days next following receipt of such notice, or if such default cannot be cured within thirty days, to commence to cure the default within the thirty day period and to proceed diligently thereafter to cure the default.




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


                                   ARTICLE XX
                                 MECHANICS LIENS

         You (the Tenant) shall have no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with you, including those who may furnish materials or perform labor for any construction or repairs and nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to liens for improvements made by you and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to you by this instrument. You covenant and agree that you will pay or cause to be paid all sums legally due and payable by you on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its leasehold interest in the Premises or the improvements thereon and that you will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. You agree to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

Notwithstanding any provision of this Lease relating to improvements, additions, alterations, repairs or reconstruction of or to the Premises, you and the Landlord each agree and confirm that: (i) Landlord has not consented nor will Landlord ever consent to the furnishing of any labor or materials to the Premises that would or may result in any mechanic's or materialman's lien attaching to Landlord's interest in the Premises; (ii) You are not the agent of Landlord for the purposes of any such improvements, additions, alterations, repairs or reconstruction; and (iii) except as expressly provided herein, Landlord has retained no control over the manner in which any such improvements, additions, alterations, repairs or reconstruction are accomplished, and has made no agreement to make or be responsible for any payment to or for the benefit of any person furnishing labor or materials in connection therewith. No one furnishing labor or materials to or for your account shall be entitled to claim any lien against the interest of Landlord in the Premises and such entities shall look solely to you and your leasehold interest under this Lease for the satisfaction of any such claims.

You shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by you in the Premises. If any such taxes for which you are liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures placed by you in the Premises, and Landlord elects to pay the taxes based on such increase, you shall pay to Landlord upon demand that part of such taxes.




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


                                   ARTICLE XXI
                                     NOTICES

          Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing or delivery of any notice shall be deemed to be complied with when and if the following steps are taken:

         (a) All notices, requests, demands and other communications required or permitted to be given under this Lease shall be in writing and shall be deemed to have been duly given if (i) delivered personally, (ii) mailed, certified or registered mail (return receipt requested) with postage prepaid or (iii) sent by next day or overnight mail or nationally recognized courier, in each case addressed as follows, or at such other address as a party has specified by written notice delivered in accordance herewith: (a) if to Landlord c/o Premier Commercial Realty, Inc., 2100 Park Central Boulevard North, Suite 900, Pompano Beach, Florida 33064; and (b) if to you at the Premises address provided, however, that prior to the Commencement Date, your notice address shall be 8700 West Flagler Street, Suite 250, Miami, Florida 33174-2428, attn.: Marc J. Stone, Esq., General Counsel. Wherever Landlord is required to provide you with notice after the Commencement Date, Landlord will attempt to also provide your attorneys with a copy of such notice, provided, however, that the failure of Landlord to so so will not render the notice to you defective. Your attorney's notice address is Bilzin Sumberg Dunn Baena Price & Axelrod LLP, 2500 First Union Financial Center, 200 South Biscayne Boulevard, Miami, Florida 33131, attn.: Alan D. Axelrod, Esq., or such other address as you from time to time direct. All notices, requests, demands and other communications shall be deemed to have been received (w) if delivered personally, on the day delivered, (x) if mailed registered or certified mail (return receipt requested), on the day on which the written receipt of such mail is signed or delivery is refused and (y) if sent by next day or overnight mail or courier, on the business day delivered.

         (b) If and when included within the term "Landlord", or "Tenant", as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of such a notice specifying some individual at some specific address for the receipt of notices and payments. All parties included within the terms "Landlord" and "Tenant" respectively, shall be bound by notices given in accordance with the provisions of this paragraph to the same effect as if each had received such notice.

                                  ARTICLE XXII
                                  MISCELLANEOUS

         22.01 Words of any gender used in this Lease shall be held or construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

         22.02 The terms, provisions and covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon, the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under




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

this Lease and Landlord's grantee or Landlord's successor, as the case may be, shall upon such assignment, become Landlord hereunder, thereby freeing and relieving the grantor or assignor, as the case may be, of all covenants and obligations of Landlord hereunder. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Nothing herein contained shall give any other tenant in the Building any enforceable rights either against Landlord or you as a result of the covenants and obligations of either party set forth herein. If there is more than one tenant, your obligation shall be joint and several. Any indemnification of, insurance of, or option granted to Landlord shall also include or be exercisable by Landlord's agents and employees.

         22.03 The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

         22.04 This Lease constitutes the entire understanding and agreement between you and the Landlord with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and you with respect thereto. You and the Landlord each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or you, or anyone acting on behalf of Landlord or you, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no force or effect.

         22.05 All of Landlord and your obligations not fully performed as of the expiration or earlier termination of the term of this Lease shall survive the expiration or earlier termination of the term, including without limitation, all payment obligations with respect to Operating Costs and all obligations concerning the condition of the Premises. Upon the expiration or earlier termination of the term, and prior to you vacating the Premises, Landlord and you shall jointly inspect the Premises and you shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in the condition required under this Lease. Any work required to be done by you prior to your vacation of the Premises which has not been completed upon such vacation, shall be completed by Landlord and billed to you at cost plus fifteen percent. You shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of your obligation hereunder for Operating Costs. All such amounts shall be used and held by Landlord for payment of your obligations hereunder, with you being liable for any additional costs therefore upon demand by Landlord, or with any excess to be returned to you after all such obligations have been determined and satisfied, as the case may be, which obligation of Landlord shall survive the termination or expiration of this Lease.

         22.06 If any clause, provision or portion of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable under applicable law, such event shall not affect, impair or render invalid or unenforceable the remainder of this Lease nor any other




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

clause, phrase, provision or portion hereof, nor shall if affect the application of any clause, phrase, provision or portion hereof to other persons or circumstances, and it is also the intention of the parties to this Lease that in lieu of each such phrase, provision or portion of this Lease that is invalid or unenforceable, there be added as a part of this Lease, a clause, phrase, provision or portion which is valid.

         22.07 Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound hereby until its delivery to you of an executed copy hereof signed by Landlord, already having been signed by you, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

         22.08 Whenever a time period is prescribed for action to be taken by a party, such party shall not be liable or responsible for, and there shall be excluded from the computations for any such time period, any delays due to causes beyond the control of such party, provided, however, that nothing contained in this paragraph shall be construed to extend the required date of payment or any grace period for any payment of Rent or any other payment required to be paid pursuant to this Lease.

         22.09 Each party agrees from time to time within fifteen (15) days after request of the other party, time being of the essence and without application of any grace period, to deliver to the requesting party or the designee of the requesting party, an estoppel certificate stating whether this Lease is in full force and effect, the date to which Rent has been paid, the expired term of this Lease, and such other matters pertaining to this Lease as may be reasonably requested by such party. It is intended that any estoppel certificate delivered pursuant to this Section may be relied upon by the person to whom such estoppel certificate is addressed. If Landlord desires to finance, refinance, or sell the Building, the Development or any part thereof, you agree to, at the request of Landlord, deliver to any potential lender or purchaser designated by Landlord such most recent existing financial statements of yours as may be reasonably required by such lender or purchaser. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. You shall not have any obligation to deliver such financial statements until the intended recipient has executed and delivered to you a confidentiality agreement in form reasonably requested by you.

         22.10 Each party represents and warrants to the other that such party has dealt with no broker, agent or other person in connection with this transaction, and that no broker, agent or other person brought about this transaction, other than Landlord's Broker and Tenant's Broker and each party agrees to indemnify and hold the other harmless from and against any and all claims to pay any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction.

         22.11 Landlord and you each waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and you or your use and occupancy of the Premises.


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

                                  ARTICLE XXIII
                            PUBLIC ACCOMMODATION LAWS

         Responsibility for compliance of the Premises with any and all Public Accommodation Laws is hereby allocated among the parties as follows: (i) Landlord shall be responsible for ensuring that the Common Areas and Base Building Condition are in compliance with the Public Accommodations Laws; and
(ii) you shall be responsible for compliance with the Public Accommodations Laws with respect to the Interior Modifications constructed in accordance with the Construction Drawings and with respect to any special use of the Premises by you and with respect to any alterations or improvements made to the Premises by you after the Commencement Date. You agree that the Interior Modifications, as designed in the Construction Drawings, must comply with all Public Accommodations Laws and you agree to complete any subsequent alterations, modifications or improvements to the Premises necessary in order to comply with all Public Accommodation Laws during the term of this Lease if the responsibility for compliance has been allocated to you under this Section. Each party shall indemnify, defend and hold harmless the other from and against any and all claims, liabilities, fines, penalties, losses and expenses, including attorneys fees, arising in connection with such party's failure to comply with the provisions of this Section. Notwithstanding, Landlord's indemnification obligation under this Section shall not be binding upon a Superior Mortgagee or the successor or assign of a Superior Mortgagee.

                                  ARTICLE XXIV
                              ENVIRONMENTAL MATTERS

         24.01 ENVIRONMENTAL MATTERS. You hereby agree that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of your business (the "Permitted Activities") provided said Permitted Activities are conducted in accordance with all Environmental Laws and have been expressly approved in advance in writing by Landlord (other than in the permitted use clause of this Lease); (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of your Permitted Use (the "Permitted Materials") provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws; (iii) no portion of the Premises or the common areas of the Development will be used by you as a landfill or dump; (iv) You will not install any underground tanks of any type in the common areas of the Development; (v) You will not cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; (vi) You will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. If, at any time during or after the term of this Lease, the Premises is found to be so contaminated or subject to said conditions, you agree to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by you. The foregoing indemnification shall survive the termination or expiration of this Lease.


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

Landlord represents and warrants to you that it has no actual knowledge that the Building and the Development is currently not in compliance with all Environmental Laws and that it has no actual knowledge that the Building was constructed using any friable asbestos. The foregoing shall not be binding on a Superior Mortgagee.

         24.02 RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

                                   ARTICLE XXV
                                 SPECIAL MATTERS

         25.01 RIGHT OF FIRST OFFER. If, during the term, previously leased space becomes vacant or is scheduled to become vacant within the Building, and if there are at least three years remaining on the term of this Lease (not including any unexercised option to extend), Landlord agrees to notify you that the space is vacant or will become vacant and Landlord agrees to offer to Lease such space to you in as-is condition. You shall have ten business days from your receipt of the offer to advise Landlord whether you desire to lease the offered space. Failure to respond within the ten business days shall be deemed to be an irrevocable waiver of the right to exercise such offer, time being of the essence, in which event Landlord will be free to lease the vacant space upon such terms and conditions as Landlord desires. If you timely exercise the right of first offer granted herein with respect to such offered space, then an amendment to this Lease will be executed by the parties amending the Lease to include the offered space as part of the Premises for the remainder of the Lease term, in as is condition, with base rent being at Market Rent, with annual increases consistent with the increases to match the current Lease and with increases at the beginning of an extended term to match the current Lease. If you lease the offered space for a term of at least five years, Landlord will pay to you a refurbishment allowance of $10.00 r.s.f. The right granted pursuant to this Section is a continuing right in that if Landlord offered the space to you and you declined to accept the offer and if Landlord then subsequently leased the space to a third party, then once the space subsequently again becomes vacant or is scheduled to become vacant, such space will be subject to the right granted to you under this Section.

         25.02 ROOFTOP RIGHTS. Subject to any approvals required by the Southpointe Property Owner's Association and the City of Plantation or any other applicable governmental entity, at no rental cost to you, during the term of this Lease and provided that you are not then in default beyond the applicable grace period, if any, you shall have the non exclusive right to install and maintain on the Building's roof, up to ten satellite dishes. The location of the installation shall be at a location reasonably approved in advance by Landlord. Any costs associated with the installation and maintenance shall be your responsibility, including any applicable permit costs. All such installations shall be in accord with applicable codes, regulation, rules and ordinances and




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you shall pay for Landlord's roofer to observe the installation. Any satellite dish installed pursuant to this Section must be removed by you at your sole cost and expense no later than at the termination or expiration of the Lease including the cost of Landlord's roofer inspecting the removal. In addition, at your sole cost and expense and during any period of time in which there is a hurricane warning in effect for the area in which the Building is situated, you will temporarily remove or otherwise dismantle the satellite dishes. None of the installed rooftop satellite dishes may extend above the parapet wall of the Building or be visible from ground level. One satellite dish may be six feet in diameter and the remaining satellite dishes must each be three feet or less in diameter. Subject to the preceding portions of this Section, Landlord will consider a request for the installation of one of the ten satellite dishes in a ground location rather than the roof provided that the location is acceptable to Landlord and the installation is aesthetically compatible with the Building.

         25.03 ALLOWANCE AND BUILDING REIMBURSEMENTS. Provided that you have provided Landlord with documentation as to actual cost and proof of payment and provided that no uncured Event of Default then exists, Landlord will pay to you the Allowance and the Building Reimbursements (as each is hereinafter defined) within thirty days of submission to Landlord of all of the foregoing documentation, or if later, within thirty days of the date you first begin to occupy the Premises for your Permitted Use. Failure to submit the required documentation within sixty days of the date you first begin to occupy the Premises for your Permitted Use, or within thirty days of the Commencement Date, whichever first occurs, shall constitute an irrevocable waiver by you of the right to entitlement to the Allowance.

The Allowance shall be an amount equal to the lesser of (i) $12.00 r.s.f.; or
(ii) your actual incurred and paid moving costs to relocate to the Premises and the cost of any new furniture purchased by you for installation or location at the Premises. The Building Reimbursements shall be an amount equal to your actual incurred and paid costs for built ins, computer and/or telephone wiring or cabling, signage costs for the purchase of and installation of the exterior signage that you are permitted to install pursuant to this Lease, the cost of purchasing and installing slots on the monuments with respect to those monument slots that you are entitled to pursuant to this Lease, the cost of the purchase and installation of the generator and CBS constructed housing (see Section 25.08 ), UPS, switchgear and/or additional fiber being brought to the Building by you, if any, to the extent not included as part of the Interior Modifications and subject to Landlord's reasonable approval as to same. Notwithstanding the preceding, Landlord's obligation to pay to you the Allowance and Building Reimbursement is subject to the limitation that the aggregate amount of the Allowance and Building Reimbursement shall not exceed X - Y where X is the product of $40.00 multiplied by the rentable square footage of the Premises and where Y is the Interior Buildout Cost.

         25.04 EXCLUSIVITY GRANT. Until such time as an uncured Event of Default by you beyond any applicable grace period occurs under this Lease that is not waived by Landlord, then, during the term of this Lease, Landlord agrees that it will not lease any space in the Building to any other tenant whose primary business is securities brokerage or whose primary business is the development of technology which relates to securities trading, research or analysis. If, after





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the applicable grace period, the Event of Default has not been cured, then as of the close of business of the last day of the grace period, the provisions of this Section shall lapse and be of no further force unless the Event of Default is then subsequently cured, provided, however, if subsequent to the close of business of the last day of such grace period and before you cured such Event of Default, Landlord sends to a prospective tenant a lease proposal or Landlord receives a lease proposal from a prospective tenant, and if a lease is then entered in to with such prospective tenant, then irrespective of whether such lease was entered in to before or after you cured the Event of Default, Landlord will not deemed to have breached this Section if such lease permits the prospective tenant to engage in the uses to which you have been granted an exclusive.

         25.05 RIGHT TO ADD FOURTH FLOOR SPACE. At any time prior to the earlier of (i) the date Landlord commences construction of the Interior Modifications, irrespective of whether or not the commencement of such construction occurs before or after the issuance of the building permit, or (ii) Landlord is in lease negotiations pursuant to an executed lease proposal for any portion of the fourth floor, then in such event, by written notice to Landlord, you may elect to add to the Premises all or a portion of the remainder of the fourth floor of the Building, provided that if the addition is only a portion, then the remaining portion that you do not choose to lease must be leasable in Landlord's reasonable discretion, in which event an amendment will be entered in to which will amend this Lease to include the added fourth floor portion and which will adjust the base rental amount, Operating Cost amount, Escrow Account amount and Interior Buildout Cost amount to an amount equal to the amount in effect prior to such amendment multiplied by a fraction the numerator of which is the rentable square footage of the Premises inclusive of such added space and the denominator of which is the rentable square footage of the Premises prior to such amendment. In such event, the portion of the Interior Modifications attributable to such added space shall be permitted separately and in such event the Commencement Date, as to the added portion of the Premises shall be the same date as the Commencement Date irrespective of whether or not Landlord actually Substantially Completes the portion of the Interior Modifications attributable to the added space on or before such Commencement Date.

         25.06 FOURTH FLOOR EXPANSION OPTION. If, pursuant to Section 25.05, you have not previously elected to add the entire remaining portion of the fourth floor of the Building as part of the Premises, then upon written notice received by Landlord no later than on February 15, 2007, you shall have the right to lease the portion of the fourth floor not then currently being leased by you (the "Expansion Premises"), such right to be subject to the following terms and conditions: (i) Landlord shall not be required to deliver the Expansion Premises to you before any existing tenant of the Expansion Premises surrenders possession, or if earlier, on February 15, 2008, provided, however, that if such existing tenant holds over and Landlord is diligently pursuing the eviction of such holdover tenant, then the required date of delivery of possession of the Expansion Premises will be extended for so long as Landlord is diligently pursuing such eviction; (ii) the Expansion Premises will be delivered in its then as is condition; (iii) Landlord will pay to you a refurbishment allowance of $10.00 r.s.f. or, if greater, a refurbishment allowance equal to (X-Y) multiplied by Z where X equals the product of $40.00 multiplied by the rentable square footage of the Expansion Premises, where Y equals the costs that Landlord incurred to initially construct the Expansion Premises plus any rent credits or allowances given to the initial tenant of such Expansion Premises, and where Z equals a fraction the numerator of which is the number of full calendar months immediately following the rent commencement date for the Expansion Premises and the denominator of which is 120; (iv) the rent commencement date for the Expansion Premises will be the earlier of the date you begin conducting business from the Expansion Premises, or if earlier, the one hundred and twentieth day immediately following the date of Landlord's tender of possession of the




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Expansion Premises to you; (v) all of the other terms and conditions of the
Lease shall apply to the Expansion Premises including increasing the base rent amount payable by you under the Lease, effective as of the rent commencement date to an amount equal to the base rent amount in effect prior to such rent commencement date multiplied by a fraction the numerator of which is rentable square footage of the Premises including the Expansion Premises and the denominator of which is the rentable square footage of the Premises prior to the addition of the Expansion Premises. For all purposes, the rentable square footage of the Expansion Premises shall be computed using the methodology for computing the rentable square footage prescribed in this Lease. Landlord agrees that it will not, without your prior written consent, lease any portion of the fourth floor which may become part of the Expansion Premises for a term which extends past January 1, 2008 unless you have failed to give the written notice required by the first sentence of this Section by February 15, 2007.

         25.07 FIRST FLOOR EXPANSION OPTION. Landlord was negotiating leases for space on the first floor of the Building with three separate but related entities (hereinafter the "Bahamas Entities"). If and only if one or more leases for space on the first floor of the Building are entered in to with one or more of the Bahamas Entities and if and only if such leases do not contain an option to extend, then and only in that event and upon written notice received by Landlord no later than 365 days immediately preceding the expiration date of the primary term of such leases, you shall have the right to lease the portion of the first floor occupied by the Bahamas Entities (the "First Floor Expansion Premises"), such right to be subject to the following terms and conditions: (i) Landlord shall not be required to deliver the First Floor Expansion Premises to you before the expiration of the primary term for such leased space, provided, however, that if the then occupant of such space holds over and Landlord is diligently pursuing the eviction of such holdover tenant, then the required date of delivery of possession of the Expansion Premises will be extended for so long as Landlord is diligently pursuing such eviction; (ii) the First Floor Expansion Premises will be delivered in its then as is condition; (iii) Landlord will pay to you a refurbishment allowance equal to $10.00 r.s.f. or, if greater, an amount equal to (X-Y) multiplied by Z where X equals the product of $40.00 multiplied by the rentable square footage of the First Floor Expansion Premises, where Y equals the costs that Landlord incurred to initially construct the First Floor Expansion Premises plus any rent credits or allowances given to the Bahamas Entities, and where Z equals a fraction the numerator of which is the number of full calendar months immediately following the rent commencement date for the First Floor Expansion Premises and the denominator of which is 120; (iv) the rent commencement date for the First Floor Expansion Premises will be the earlier of the date you begin conducting business from the First Floor Expansion Premises, or if earlier, the one hundred and twentieth day immediately following the date of Landlord's tender of possession of the First Floor Expansion Premises to you; (v) all of the other terms and conditions of the Lease shall apply to the First Floor Expansion Premises except that the initial base rent amount for the First Floor Expansion Premises shall be Market Rent with three percent annual increases thereafter. For all purposes, the rentable square footage of the Expansion Premises shall be computed using the methodology for computing the rentable square footage prescribed in this Lease for multi tenant




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floors. If Landlord enters in to one or more leases with the Bahamas Entities, then as soon as is reasonably practical following the determination of what the stated expiration date in such lease(s) is, Landlord will provide you with written notice advising as to the date of such stated expiration date. Nothing contained herein shall be construed to require Landlord, in connection with the negotiation and finalization of leases with the Bahamas Entities to not grant an option to extend the term of such leases, provided, however, there is hereby imposed on Landlord a covenant of good faith and fair dealing to attempt to finalize such leases without inclusion of the option to extend unless and except inclusion is imposed by the Bahamas entities as an absolute condition without which the Bahamas Entities would not sign such leases.

         25.08 GENERATOR. Provided that it is in a location reasonably acceptable to Landlord within one hundred feet of the place in the Building where the transfer switch to the electrical system is located (the "Agreed Location"), and provided that consent has been obtained from all applicable governmental authorities including the Southpointe Property Owner's Association, Landlord will consent to your installation of one generator not to exceed 800 KVA along with supporting equipment and an above ground fuel tank in the Agreed Location including the construction of CBS constructed housing. The costs of the procurement of and the installation and construction including obtaining permits, approvals and electrical hookups shall be paid for by you. (See Section
25.03 for Landlord reimbursements). Landlord will cooperate in obtaining the necessary approvals for the generator. During the term of this Lease, you will, at your cost and expense, keep the generator, supporting equipment and fuel tank and the CBS constructed housing in proper condition and repair, ordinary wear and tear excepted. The generator, supporting equipment and fuel tank and the CBS constructed housing shall be deemed fixtures the ownership of which will vest in Landlord as of the Expiration Date and therefore, you shall not be entitled to remove same and Landlord shall not be entitled to require you to remove same. Landlord approves PowerBrothers as the contractor to install the generator.

         25.09 FIBER OPTIC CABLE. Subject to approval by the applicable utility providers and subject to the location of any required easements being in a location reasonably acceptable to Landlord (if easements are required on land not owned by Landlord, Landlord does not represent or warrant that you will be able to obtain such easements), you shall have the right, at your sole cost and expense (and at no charge from Landlord or Landlord's agents, contractors or managers) to bring redundant fiber optic cable on to the Land and through existing Building conduit to the Premises Landlord agrees, as part of the Base Building Condition, to bring primary fiber optic cable from BellSouth or another provider to the Building's fourth floor telephone room.

         25.10 LEASE CONTINGENCY. During the thirty five (35) day period immediately following the Effective Date, you will diligently pursue the obtaining of assurances from the City of Plantation and the Southpointe Property Owners Association, Inc. that you will be permitted to install the generator as set forth in Section 25.08 (the "Assurances"). If, within such thirty five (35) day period, you are unable to obtain the Assurances to your reasonable satisfaction, then in such event, no later than the thirty sixth (36th) day immediately following the Effective Date, you shall have the right to terminate this Lease by providing Landlord with written notice of such termination





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received by Landlord on or before the thirty sixth (36th) day immediately following the Effective Date in which case this Lease shall terminate effective as of the close of business on the thirty fifth (35th) day immediately following the date of Landlord's receipt of such termination notice unless Landlord has obtained the Assurances for you, or if earlier, upon Landlord advising you that Landlord does not wish to or Landlord has abandoned its efforts to obtain the Assurances. Failure to exercise your termination right within the aforesaid time period shall be an irrevocable waiver of such right and if such written notice is not received by Landlord on or before the thirty sixth (36th) day immediately following the Effective Date, the right of termination granted to you pursuant to this Section shall lapse as of 12:01 a.m. on the thirty sixth (36th) day immediately following the Effective Date. Upon a termination of this Lease pursuant to this Section, neither party shall have any rights or obligations to the other under this Lease except that (i) you shall reimburse to Landlord all third party payments (including construction management services charged to Landlord by Premier Commercial Realty, Inc. equal to actual hours expended by Whitney Peterson or Bob Motchkavitz, PE billed at an hourly rate of $125.00 an hour) incurred by Landlord from and after the Effective Date and prior to the date that Landlord receives your termination notice with respect to this Lease, provided, however, that such reimbursement obligation shall not exceed the sum of $10,000; and (ii) you agree to indemnify and hold Landlord harmless from and against any claims for payment by the Architect. Your obligations under items
(i) and (ii) above shall survive the termination of this Lease. Until such time as the termination right granted pursuant to this Section is waived or lapses, Landlord shall not be required to enter in to the construction contract with the general contractor, to pay or reimburse any payment made to the Architect or to incur any expense other than construction management services. Notwithstanding anything in the above to the contrary, if you have exercised your termination right pursuant to this Section, then in that event Landlord shall have the right, but not the obligation, solely at Landlord's expense, to obtain the Assurances on your behalf. Landlord will notify you in writing within three business days of Landlord's receipt of your termination notice as to whether Landlord will attempt to obtain the Assurances. If Landlord is unable to obtain the Assurances within thirty (30) days of giving such notice, or fails to give such notice within said three (3) day period, the Lease shall terminate as described above.



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Each and every term and provision of this Lease and all exhibits attached hereto, is agreed to by you, the Tenant, on NOVEMBER 13 , 2001.

                                             TRADESTATION GROUP, INC., a Florida
                                             corporation

(Witnesses as to Tenant)




                                             By:   /s/ MARC J. STONE
----------------------------                     ------------------------------
                                             Print Name:  MARC J. STONE
----------------------------                            -----------------------
                                             Print Title:     VICE PRESIDENT
                                                        -----------------------


Each and every term and provision of this Lease and all exhibits attached hereto, is agreed to by the Landlord on NOVEMBER 13 , 2001.

                                             CROSSROADS BUSINESS PARK ASSOCIATES
                                             LLP, a Florida limited liability
                                             partnership

(Witnesses as to Landlord)

                                             By: Argent Point, Inc., a Florida
                                             corporation, as an authorized
                                             partner

-----------------------------                By:   /s/ JACK AZOUT
                                                  -----------------------------
-----------------------------                     Jack Azout, President



                                             By: Sparton Point, Inc., a Florida
                                             corporation as an authorized
                                             partner


-----------------------------                By:   /s/ ERWIN SREDNI
                                                  -----------------------------
-----------------------------                     Erwin Sredni







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








SCHEDULES AND EXHIBITS TO ATTACH:

Schedule 1.01......  Itemized list of Base Building construction documents
Schedule 2.06......  Memorandum of Restrictive Covenants
Schedule 3.07 .....  Required form of Architect Certificate
Schedule 4.01 .....  Tenant Acceptance Letter
Schedule 6.01 .....  Escrow Instructions
Schedule 8.01(b)...  Janitorial Services
Schedule 19.01 ....  Required form of SNDA
Exhibit A .........  Building Legal Description
Exhibit B .........  Location of fourth floor portion of the Premises
Exhibit C .........  Construction Work Letter
Exhibit D .........  Rules and Regulations






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